UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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APRICUS BIOSCIENCES, INC.
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APRICUS BIOSCIENCES, INC.
11975 El Camino Real, Suite 300
San Diego, California 92130
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 15, 2014

Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Apricus Biosciences, Inc., a Nevada corporation (the “Company”). The Annual Meeting will be held on Thursday, May 15, 2014 at 8:00 a.m., local time, at the DoubleTree by Hilton Del Mar, located at 11915 El Camino Real, San Diego, California 92130, for the following purposes:

(1)	To elect two Class III directors, nominated by our Board of Directors, to serve until our 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(2)	To ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

(3)	To conduct an advisory (non-binding) vote on executive compensation;

(4)	To change the Company's corporate domicile from Nevada to Delaware; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.
The record date for the Annual Meeting is March 26, 2014. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment(s) or postponement(s) thereof. The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. Our proxy materials (which include the Proxy Statement attached to this notice, our most recent Annual Report on Form 10-K and form of proxy card) are also available to you via the Internet at www.proxyvote.com.
By Order of the Board of Directors,

Steve Martin
Secretary
April 7, 2014
San Diego, California
THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE VOTE YOUR PROXY VIA THE INTERNET AT WWW.PROXYVOTE.COM OR OVER THE TELEPHONE AT 1-800-690-6903 OR SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD BY MAIL IN THE PRE-PAID ENVELOPE PROVIDED. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, Proxy Card and Form 10-K are available at www.proxyvote.com.

APRICUS BIOSCIENCES, INC.
11975 El Camino Real, Suite 300
San Diego, California 92130

PROXY STATEMENT

General Information
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Apricus Biosciences, Inc. (the “Company”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 15, 2014, at 8:00 a.m., local time, at the DoubleTree by Hilton Del Mar, located at 11915 El Camino Real, San Diego, California 92130, and any adjournment(s) or postponement(s) thereof. This proxy statement is being mailed to our record holders on or about April 9, 2014.
Solicitation and Voting Procedures
The solicitation of proxies will be conducted by mail and the Company will bear all costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to “Beneficial Holders” (defined below). The Company has engaged a proxy solicitation firm, Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902, and may conduct further solicitation personally, by telephone or by facsimile with the assistances of our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation. The Company expects that the out-of-pocket costs associated with solicitation of proxies will be approximately $10,000.
Only holders of record of Common Stock at the close of business on March 26, 2014 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 37,872,682 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) issued and outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters.
Holders of record who hold shares of Common Stock directly on the Record Date must return a proxy by one of the methods described on the proxy card or attend the Annual Meeting in person in order to vote on the proposals. Investors who hold shares of Common Stock indirectly on the Record Date (“Beneficial Holders”) through a brokerage firm, bank or other financial institution (a “Financial Institution”) must return a voting instruction form to have their shares voted in accordance with their instructions. Otherwise, Financial Institutions that do not receive voting instructions from beneficial holders may either vote these shares on behalf of the Beneficial Holders or return a proxy leaving these shares un-voted on particular proposals (a “Broker Non-Vote”).
The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the Record Date, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments thereof. Abstentions from voting on a proposal and Broker Non-Votes will count for purposes of determining a quorum but will not be counted for the purpose of determining the number of votes cast on a given proposal. A description of the required vote for each proposal is included within each proposal below.
We urge any stockholder not planning to attend the Annual Meeting to vote their proxy in advance, whether via the Internet (http/www.proxyvote.com) or by telephone (1-800-690-6903) or by mailing an executed proxy card to us.
Any holder of record may revoke a proxy submitted in advance of the Annual Meeting by: (i) delivering a written revocation to the Company’s Secretary before the Annual Meeting, (ii) delivering an executed, later-dated proxy or (iii) voting in person at the Annual Meeting.

Beneficial Holders who wish to change or revoke their voting instructions should contact their Financial Institution for information on how to do so. Beneficial Holders who wish to attend the Annual Meeting and vote in person should contact their Financial Institution in order to obtain a “legal proxy,” which will allow them to both attend the meeting and vote in person. Without a legal proxy, Beneficial Holders cannot vote at the Annual Meeting because their Financial Institution may have already voted or returned a Broker Non-Vote on their behalf.
Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then for each of the nominees listed in Proposal No. 1 and for each of the other proposals described below.
PROPOSAL NO. 1
ELECTION OF CLASS III DIRECTORS
Overview
The Company’s Articles of Incorporation, as amended, provide that the Board is to be divided into three classes as nearly equal in number as possible, with directors in each class serving staggered three-year terms. The total Board size is currently fixed at seven directors. Currently, the Class III directors (whose terms expire at the 2014 Annual Meeting of Stockholders) are Rusty Ray and Wendell Wierenga, Ph.D.; Leonard Oppenheim, Esq. is also serving as a Class III Director and will retire from the Board when his term expires at the Annual Meeting. Concurrent with Mr. Oppenheim's retirement from the Board, the Board size will be fixed at six directors. The Class II directors (whose terms expire at the 2015 annual meeting of stockholders) are currently Richard W. Pascoe and Deirdre Y. Gillespie, M.D. The Class I directors (whose terms expire at the 2016 annual meeting of stockholders) are currently Kleanthis G. Xanthopoulos, Ph.D. and Paul V. Maier. Class III directors elected at the Annual Meeting will hold office until the 2017 annual meeting of stockholders, and until their successors are elected and qualified, unless they resign or their seats become vacant due to death, removal or other cause in accordance with the Company’s Bylaws.
As described below, the Board has nominated Rusty Ray and Wendell Wierenga, Ph.D. for re-election as Class III directors. Both nominees for election as directors at the Annual Meeting have indicated their willingness to serve if elected. Should any nominee become unavailable for election at the Annual Meeting, the persons named on the enclosed proxy as proxy holders may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by our Board of Directors.
Nomination of Directors
The Corporate Governance/Nominating Committee, which acts as the nominating committee of the Board, reviews and recommends to the Board potential candidates for election to the Board. In reviewing potential candidates, the Corporate Governance/Nominating Committee considers the qualifications described below under the caption “Board of Directors and Committees; Corporate Governance.” After reviewing the qualifications of potential Board candidates, the Corporate Governance/Nominating Committee presents its recommendations to the Board, which selects the final director nominees. The Corporate Governance/Nominating Committee recommended each of the nominees for director identified in this Proxy Statement. We did not pay any fees to any third parties to identify or assist in identifying or evaluating nominees for the Annual Meeting. Dr. Wierenga, who was initially appointed to the Board in March 2014 by action of a Board vote, was initially identified as a director candidate by our independent directors.

Information Regarding Nominees and Incumbent Directors
The Corporate Governance/Nominating Committee has recommended, and the Board has nominated, Mr. Ray and Dr. Wierenga to be re-elected as Class III directors at the Annual Meeting. The following table sets forth the following information for the nominees and for each of the Company’s continuing directors: the year each was first elected a director, their respective ages as of the Record Date, the positions currently held with the Company, the year their current term will expire and their current class:

Name	Year Elected	Age	Position(s)	Expiration of Term	Class
Rusty Ray	2009	43	Director	2014	III
Wendell Wierenga, Ph.D.	2014	66	Director	2014	III
Leonard Oppenheim, Esq.	2004	67	Director	2014	III
Richard W. Pascoe	2013	50	Chief Executive Officer, Director	2015	II
Deirdre Y. Gillespie, M.D.	2010	57	Director	2015	II
Kleanthis G. Xanthopoulos, Ph.D.	2011	55	Chairman	2016	I
Paul V. Maier	2012	66	Director	2016	I

Class III Directors Nominated for Election
The following persons have been nominated by our Board to be elected as Class III directors at the Annual Meeting:
Rusty Ray has been a director since December 2009. He is the Chair of our Corporate Governance/Nominating Committee and a member of our Audit Committee and Compensation Committee.  He is currently a partner with 11T Partners, a healthcare-only investment bank. He has worked with a wide variety of clients across the healthcare industry ranging from large pharmaceutical companies to early-stage drug development companies to medical device and service-based companies. Prior to forming 11T Partners, Mr. Ray was a Partner with Brocair Partners, a healthcare investment banking boutique. Mr. Ray served as Deputy Director for eight years with Resources for the Future (“RFF”) a non-partisan Washington-based think tank that conducts independent economic research. During his tenure at RFF, the organization conducted a number of studies related to the pharmaceutical and biotechnology industries. Beyond life sciences, Mr. Ray also worked on issues related to emissions credit trading and utility restructuring. Prior to joining RFF, Mr. Ray worked with The Meningitis Research Foundation in London where he worked to support basic research to cure the disease. Ray holds an M.B.A. degree in Finance from the Fordham University School of Business, and received a B.S. degree in Biology from Wake Forest University. Mr. Ray resides in New York with his wife and daughter. The Corporate Governance/Nominating Committee and Board believe Mr. Ray is qualified to serve as a director due to his experience in the healthcare industry, as well as his significant business knowledge based on his experience with healthcare-based investment banking.
Wendell Wierenga, Ph.D. joined as a director in March 2014. He has not been appointed to any committees as of this Proxy. Dr. Wierenga brings to our board over four decades of experience in research, drug discovery and drug development, including clinical research, regulatory affairs, manufacturing, safety, and medical affairs, and an extensive background serving as a public company executive and board member in the pharmaceutical and biotechnology industries. He most recently served as Executive Vice President, Research and Development, at Santarus, Inc., a specialty biopharmaceutical company, until its acquisition by Salix Pharmaceuticals. Prior to Santarus, he was Executive Vice President in Research and Development at Ambit Biosciences Corporation and Neurocrine Biosciences, Inc. Additionally, Dr. Wierenga served as Chief Executive Officer of Syrrx, Inc. (now part of Takeda Pharmaceutical Company), Senior Vice President of Worldwide Pharmaceutical Sciences, Technologies and Development at Parke-Davis/Warner Lambert (now Pfizer, Inc.), and he spent 16 years at Upjohn Pharmaceuticals in research and drug discovery roles. Dr. Wierenga’s most recent board appointments include Ocera Therapeutics, Inc., Cytokinetics Inc. and XenoPort, Inc. Additionally, he serves on multiple scientific advisory boards; the most current being Concert Pharmaceuticals, Ferring Pharmaceuticals, and aTyr Pharma, Inc. Dr. Wierenga holds a Ph.D. in Chemistry from Stanford University and a B.A. in Chemistry from Hope College. The Corporate Governance/Nominating Committee and Board believe Dr. Wierenga is qualified to serve as a director due to his scientific background and ability to contribute to the Board’s understanding of technical matters relating to the Company’s business, as well as Dr. Wierenga's broader business development and corporate experience.

Class III Director Retiring from the Board
The following director has elected not to stand for re-election at the Annual Meeting:
Leonard A. Oppenheim, Esq. has been a director since 2004. Mr. Oppenheim is a member of our Audit Committee and Compensation Committee and previously served as the Chairman of the Board from June 2006 through June 2007. Mr. Oppenheim retired from business in 2001 and has since been active as a private investor. From 1999 to 2001, Mr. Oppenheim was a partner in Faxon Research, a company offering independent research to professional investors. From 1983 to 1999, Mr. Oppenheim was a principal in the Investment Banking and Institutional Sales division of Montgomery Securities. Prior to that, he was a practicing attorney. Mr. Oppenheim holds a J.D. degree from New York University Law School. He is currently a director of Sysorex Global Holdings Corp., a public company. Mr. Oppenheim was determined to be a suitable director based in part on his significant experience in the areas of law, finance and corporate communications. Mr. Oppenheim has elected not to stand for re-election at this meeting and will retire from the Board when his term expires at the Annual Meeting.

Class II Directors Continuing in Office Until 2015
The following directors will continue in office until the 2015 annual meeting of stockholders, or until their earlier resignation or removal in accordance with our Bylaws:
Deirdre Y. Gillespie, M.D. has been a director since June 2010. She is the Chair of our Compensation Committee and a member of our Corporate Governance/Nominating Committee. She has served since October 2013 as Executive Chairperson of IRAD Oncology, a development-stage biopharmaceutical company developing novel radiotherapies for the treatment of patients with high grade gliomas. Dr. Gillespie has also served since January 2013 as Chief Executive Officer of Invigor Consulting, a private consulting firm advising biotechnology companies on drug development. Prior to that time, Dr. Gillespie served from March 2006 to January 2012 as the President and Chief Executive Officer of publicly-held La Jolla Pharmaceutical Company. Prior to joining La Jolla Pharmaceutical Company, Dr. Gillespie served from 2001 to 2005 as President and Chief Executive Officer of Oxxon Therapeutics, Inc., a privately held pharmaceutical company spun out of Oxford University and ultimately acquired by Oxford Biomedica Plc. Before that, Dr. Gillespie was Chief Operating Officer of Vical, Inc., a publicly-traded gene delivery company, from 2000 to 2001, and Executive Vice President and Chief Business Officer of the company. During her career, Dr. Gillespie also held a number of senior strategic and commercial positions at DuPont Merck Pharmaceutical Company, from 1990 to 1996, including Vice President of Marketing, and at Sandoz Pharma AG (Novartis), in clinical development, from 1986 to 1990. Prior to that time, she spent five years in internal medicine in London and Oxford. Dr. Gillespie received her M.B.A. from the London Business School and her M.D. and B.Sc. from London University. Dr. Gillespie’s qualifications to serve on the Board include her scientific background, as well as her significant experience with a variety of other biotechnology companies. She has over 20 years' past experience with both public and private pharmaceutical companies, and her significant management positions throughout that experience led the Board to conclude that Dr. Gillespie should serve as a director of the company.
Richard W. Pascoe has been a director and served as our Chief Executive Officer since March 2013. He joined the Company following the merger of Somaxon Pharmaceuticals with Pernix. At Somaxon Mr. Pascoe was the President and Chief Executive Officer and a member of the Board of Directors beginning in August 2008 and was responsible for the FDA approval of Somaxon’s lead drug Silenor®. Prior to Somaxon, Mr. Pascoe was with ARIAD Pharmaceuticals, Inc., a specialty pharmaceutical company where he was most recently Chief Operating Officer. Prior to joining ARIAD in 2005, Mr. Pascoe held a series of senior management roles at King Pharmaceuticals, Inc., a specialty pharmaceutical company, including Senior Vice President positions in both marketing and sales, as well as Vice President positions in both international sales and marketing and hospital sales. Prior to King, Mr. Pascoe was the Director of Marketing at Medco Research, Inc. (which was acquired by King), and in the commercial groups at COR Therapeutics, Inc., B. Braun Interventional and The BOC Group.  Mr. Pascoe is a member of the board of directors of KemPharm, Inc. and the Corporate Directors Forum (CDF). Mr. Pascoe served as a Commissioned Officer with the U.S. Army 24th Infantry Division, following his graduation from the United States Military Academy at West Point where he received a B.S degree in Leadership. The Board appointed Mr. Pascoe to the Board in connection with his appointment as our Chief Executive Officer and based on the depth and diversity of his experience in senior management of public pharmaceutical companies and his personal and professional integrity, ethics and values.
Class I Directors Continuing in Office until 2016
The following directors will continue in office until the 2016 annual meeting of stockholders, or until their earlier resignation or removal in accordance with our Bylaws:
Kleanthis G. Xanthopoulos, Ph.D. has been a director since November 2011 and currently serves as Chairman of the Board. Dr. Xanthopoulos is an experienced and visionary leader in the biotechnology and pharmaceutical research industries, with a strong foundation in both operations and corporate development. He is currently President and Chief Executive Officer and a member of the board of directors of Regulus Therapeutics Inc. Prior to joining Regulus Therapeutics Inc. in 2007, Dr. Xanthopoulos was the Managing Director of Enterprise Partners Venture Capital. He co-founded Anadys Pharmaceuticals, Inc., served as President and Chief Executive Officer from 2000 to 2006, and remained a Director until its acquisition by Roche in 2011. Before that, Dr. Xanthopoulos was Vice President at Aurora Biosciences (acquired by Vertex Pharmaceuticals) from 1997 to 2000, and Section Head of the National Human Genome Research Institute from 1995 to 1997. Previously, he was an Associate Professor at the Karolinska Institute, Stockholm, Sweden. Dr. Xanthopoulos is a member of the board of directors of the Biotechnology Industry Organization (BIO), Regulus Therapeutics (NASDAQ:RGLS), Zosano Pharma Inc., and is a co-founder and a member of the board of directors of Sente, Inc. Additionally, Dr. Xanthopoulos received the Ernst & Young Entrepreneur of the Year Award in Health Sciences in 2006 and was named Most Admired CEO by the San Diego Business Journal in 2013. An Onassis Foundation Scholar, Dr. Xanthopoulos received his B.Sc. in Biology with honors from Aristotle University of Thessaloniki, Greece, and his M.Sc. degree in Microbiology and Ph.D. degree in Molecular Biology from the University of Stockholm, Sweden, and a Postdoctoral Research Fellowship at The Rockefeller University, New York. Dr. Xanthopoulos’ qualifications to serve on the Board include his scientific background and ability to contribute to the Board’s understanding of technical matters relating to the Company’s business, as well as Dr. Xanthopoulos’ broader business development and corporate experience.

Paul V. Maier has been a director since June 2012. He is the Chair of our Audit Committee and a member of our Corporate Governance/Nominating Committee. Mr. Maier currently serves as the Chief Financial Officer of Sequenom, Inc. Prior to joining Sequenom, Mr. Maier served as Senior Vice President and Chief Financial Officer of Ligand Pharmaceuticals, Inc. from 1992 until 2007, where he helped build Ligand from a venture stage company to a commercial, integrated biopharmaceutical organization. Prior to joining Ligand, he spent six years in various management and finance positions at ICN Pharmaceuticals. Mr. Maier received his M.B.A. from Harvard Business School and a B.S. from Pennsylvania State University. Mr. Maier's qualifications to serve on the Board include his management and finance background and ability to contribute to the Board’s understanding of technical matters relating to the Company’s business, as well as Mr. Maier’s broader business development and corporate experience.
Vote Required and Majority Vote Standard
Members of the Board are elected by a plurality vote. If the number of nominees for election to the Board is equal to, or less than, the number of seats open for election and a nominee receives a greater number of votes “withheld” than votes “for” such nominee’s election then pursuant to the Company’s Corporate Governance Guidelines, such nominee shall submit an offer of resignation to the Board. The Corporate Governance/Nominating Committee will then consider the offer of resignation and other relevant circumstances and recommend a course of action to the Board. The disinterested members of the Board will then determine whether to accept the offer of resignation.
Any shares that are not voted, whether by abstention, Broker Non-Votes or otherwise, will not affect the election of directors, except to the extent that the failure to vote for an individual will result in other individuals receiving a larger proportion of the votes cast.
Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the election of the nominees named above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2014, and has further directed that we submit the selection of PwC for ratification by the our stockholders at the Annual Meeting. A representative of PwC will be present at the Annual Meeting to make a statement and respond to appropriate questions.
Fees for Independent Registered Public Accounting Firm
On May 18, 2012, the Audit Committee of the Company’s Board of Directors dismissed EisnerAmper LLP (“EisnerAmper”) as the Company’s independent registered public accounting firm. The Company then engaged PwC to serve as the Company’s new independent registered public accounting firm. The Company previously filed a Current Report on Form 8-K on May 21, 2012 reporting this change. PwC was engaged to audit the Company’s financial statements for the fiscal years ending December 31, 2013 and 2012. EisnerAmper audited the Company’s financial statements for the fiscal year ended December 31, 2011 that is included in our most recent Report on Form 10-K.
PwC issued an unqualified opinion on the consolidated financial statements and an adverse opinion on internal control over financial reporting for the years ended December 31, 2013 concluding that the consolidated financial statements were presented fairly, in all material respects; however, the Company did not maintain, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control-Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) because material weaknesses in internal control over financial reporting related to the accounting for and disclosures of technical accounting matters in the consolidated financial statements and the monitoring and oversight over the controls in the financial reporting process existed as of that date.
The audit report of EisnerAmper on the consolidated financial statements of the Company for the year ended December 31, 2011 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, internal control or accounting principles.

In connection with the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2011, December 31, 2012 and December 31, 2013 there were (i) no disagreements between the Company and PwC or with EisnerAmper on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC or EisnerAmper, would have caused PwC or EisnerAmper to make reference to the subject matter of the disagreement in their report on the Company’s financial statements for such year or for any reporting period since the Company’s last fiscal year end and (ii) no reportable events within the meaning set forth in item 304(a)(1)(v) of Regulation S-K other than that disclosed below.

In connection with PwC's audit of the Company's financial statements for the fiscal year ended December 31, 2013, there was a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K) related to material weaknesses in the Company's internal control over financial reporting as of December 31, 2013. As disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, management concluded that it did not maintain effective internal controls over the accounting for and disclosures of technical accounting matters in the consolidated financial statements. In addition, the Company did not maintain effective monitoring and oversight over the controls in the financial reporting process. Specifically, this deficiency resulted in having controls that were not effectively designed or maintained to sufficiently mitigate the risks of material misstatements. PwC's audit report dated March 17, 2014 with respect to the Company's internal control over financial reporting as of December 31, 2013 opined that the Company did not maintain effective internal control over financial reporting as of December 31, 2013 because of these material weaknesses existed as of that date.

The following is a summary of the fees billed to the Company by PwC for professional services rendered for 2013 and 2012:

	2013	2012
Audit Fees:
Consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements and the review of the interim financial statements included in the Company’s Quarterly Reports (together, the “Financial Statements”) and for services normally provided in connection with regulatory filings or engagements	$615,000	$495,000
Other Fees:
Audit-Related Fees
Consists of fees billed for assurance and related services reasonably related to the performance of the annual audit or review of the Financial Statements (defined above)	$—	$401,000
Tax Fees
Consists of fees billed for tax compliance	$40,000	$46,000
Consists of fees billed for tax consulting	$26,000	$36,000
All Other Fees
Consists of fees billed for other products and services not described above	—	—
Total Other Fees	$66,000	$483,000
Total All Fees	$681,000	$978,000
Pre-Approval Policies and Procedures
All audit and non-audit services provided by PwC must be pre-approved by the Audit Committee. PwC will provide the Audit Committee with an engagement letter during the first half of this fiscal year, outlining the scope of the proposed services and estimated fees for this fiscal year. Pre-approval may be given for a category of services, provided that (i) the category is reasonably narrow and detailed and (ii) the Audit Committee establishes a fee limit for such category. The Audit Committee may delegate to any other member of the Audit Committee, the authority to grant pre-approval of permitted non-audit services to be provided by PwC between Audit Committee meetings; provided, however, that any such pre-approval shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit and permitted non-audit services provided by PwC in fiscal 2013 and will do so for fiscal 2014 as well.
Required Vote
Assuming that a quorum is present at the Annual Meeting, this proposal will be approved only if a majority of the total votes cast on the proposal are affirmative. Abstentions from voting on the proposal and Broker Non-Votes are not counted as votes cast and accordingly will have no effect upon the proposal. If our stockholders do not ratify the selection of PwC, our Board of Directors will consider the selection of PwC as well as other independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Compensation Discussion and Analysis beginning on page 15 of this Proxy Statement describes the Company’s executive compensation program and the compensation decisions that the Compensation Committee and the Board of Directors made with respect to the compensation of our Named Executive Officers in 2013. The Board of Directors is asking stockholders to cast an advisory (non-binding) vote FOR the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports the Company’s business strategy and aligns the interests of our executives with our stockholders. In particular, our compensation program rewards financial, strategic and operational performance and the goals set for each performance category support our short and long-term plans.
For these reasons, the Board is asking stockholders to support this proposal. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our Named Executive Officers.
Required Vote
Assuming that a quorum is present at the Annual Meeting, this proposal will be approved only if a majority of the total votes cast on the proposal are affirmative. Under Nevada law, abstentions from voting on the proposal and Broker Non-Votes are not counted as votes cast and accordingly will have no effect upon the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION.

PROPOSAL NO. 4
REINCORPORATION OF THE COMPANY INTO THE STATE OF DELAWARE
Subject to receiving shareholder approval, our Board of Directors has adopted a proposal to reincorporate the Company from Nevada to Delaware through a plan of conversion. The following summary describes the principal reasons for this proposal, provides a brief comparison of rights as a shareholder in a Nevada and Delaware corporation and describes the mechanics for how the change of domicile would be accomplished, if approved.
Background
Apricus was initially formed under the name of Target Capital, Inc. in 1987 as a Nevada corporation. Although there are many publicly traded Nevada corporations, Delaware is the preferred state of incorporation for publicly traded companies, with more than one-half of all public companies and two-thirds of newly public companies choosing to be formed in Delaware. Delaware is preferred over other states as a location in which to be domiciled because Delaware’s corporate laws are flexible, highly developed and well understood. Additionally, Delaware corporations and shareholders have access to highly specialized courts, which hear only issues pertaining to Delaware corporate law and thus provide a quick, efficient and highly expert forum to resolve disputes.
In planning for the Company’s future, the Board and management believe that operating as a Delaware corporation offers potentially significant advantages. The Company and the Board will be able to draw upon well-established principles of corporate governance in making legal and business decisions. Delaware corporate law is prominent and predictable, providing a reliable foundation upon which the Company’s governance decisions can be based.

Anticipated Benefits
The Board has approved the proposed change of domicile to receive the following expected benefits as a Delaware corporation:
Highly Developed and Predictable Corporate Law. Delaware has one of the most modern statutory corporation laws, which is revised regularly to meet changing legal and business needs of corporations. The Delaware legislature is responsive to developments in modern corporate law and Delaware has proven sensitive to changing needs of corporations and their shareholders, including recent changes that would facilitate back-end mergers following successful tender offer transactions and the ability of boards of directors and stockholders to ratify certain corporate actions.
Access to Specialized Courts. Delaware’s court system provides quick and efficient resolutions in corporate litigation. Delaware has a specialized Court of Chancery that hears corporate law cases. Furthermore, appeals to the Supreme Court of Delaware in important corporate cases can be made and decided very quickly. The economies of scale created by the higher volume of corporate litigation in Delaware contribute to an efficient and expert court system and bar. In contrast, disputes regarding Nevada corporate law are typically heard by Nevada state courts, which hear all manner of cases (with the exception of specialized business courts in the Second and Eighth Districts). The highly specialized nature of the Delaware court system is widely believed to result in more consistent rulings.
Additionally, because so many companies are incorporated in Delaware, Delaware courts are often the first in the country to provide companies and shareholders with rulings on rights and obligations in important new areas. Because Delaware courts are generally considered the most influential to address issues of corporate law and corporate governance, many Nevada corporations and Nevada courts have looked to Delaware law for guidance on these issues. We believe that the lack of clarity on these issues while domiciled in Nevada is ultimately detrimental to both the corporation and its shareholders.
Further, because the Company is subject to the jurisdiction of the courts both in its principal place of business (California) and its state of incorporation, we believe that we would benefit from a more developed court system in Delaware should the Company be a party to litigation on a variety of matters, including patent matters and matters relating to stockholder rights and corporate governance. In all of these matters, Delaware is widely considered a leading jurisdiction for a variety of disputes, which would be expected to result in more efficient and more predictable adjudication of these matters as compared to Nevada.
Recruiting and Retention Benefits. The Board believes that the better understood and comparatively stable corporate environment afforded by Delaware will better enable the Company to recruit talented and experienced directors and officers. In comparison, Nevada corporate law is not as well developed. In seeking to attract and retain outside directors from across the country, the Board believes that being governed by the well known body of law offered by Delaware could serve as an advantage.
Summary Comparison of Rights
In forming the proposed new Delaware corporation (“Apricus Delaware”), the Board has sought to keep the existing material rights of shareholders in the Nevada corporation (“Apricus Nevada”) intact to the extent possible. The following summary compares certain of these rights in Apricus Delaware with Apricus Nevada. Annex A attached hereto provides a more detailed comparison of rights and the following summary is subject to and qualified by this annex.

	Apricus Nevada	Apricus Delaware
Capital Stock
Total authorized shares	85,000,000	Same
Shares of common stock	75,000,000	Same
Par value of common stock	$0.001 per share	Same
Designated preferred stock	10,000,000 shares	Same
Voting rights for common stock	One vote per share	Same
Dividend rights
Holders of common stock have the right to receive dividends when and if declared by the Board of Directors unless distributions would render the Company unable to pay debts or render total assets less than sum of total liabilities
Similar (see Annex A)
Board of Directors
Election of Directors	Requires plurality vote, subject to a majority vote standard set forth in corporate governance guidelines	Same

Number of directors	Bylaws provide for initial range of 3-9 directors, with the number of directors to be fixed by the board; vacancies may only be filled by the Board	Same
Removal of directors	Directors may only be removed for cause by vote or written consent or at least 2/3 of the shareholders	Same
Increasing/ Decreasing Authorized Shares	Board of Directors may generally increase or decrease number of authorized shares without shareholder vote, as long as shareholders rights not altered	Delaware law contains no similar provision. Changes in authorized capital require approval of shareholders.
Indemnification	The corporation is obligated to indemnify directors to the fullest extent permitted under applicable law.	Similar (see Annex A)
Shareholder rights
Calling of special meetings	May only be called by Chair of the Board or the President, or by Board of Directors acting pursuant to a resolution adopted by majority of total authorized directors	Same
Notice of meetings	Given by Secretary between 10 and 60 days prior to the day of the meeting	Same
Ability to act by written consent
Any shareholder action may be taken by written consent signed by the holders of outstanding shares having no less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted; written consent may be signed in multiple counterparts
Shareholders do not have the ability to act by written consent
Advanced notice required for proposing business at a meeting	Notice must generally be provided to the Secretary of the company between 90 and 120 days before the meeting date	Same
Shareholder approval of business combinations	Combinations with interested shareholders are subject to a 2-year moratorium unless specific conditions are met	Combinations with interested shareholders are subject to a 3-year moratorium unless specific conditions are met
Voting	Stockholders may only vote in person, or via duly authorized proxy	DGCL Section 212(c) permits additional transmission methods for casting authorized votes
Bylaw amendments	Bylaws may be amended by a majority of the Board; shareholders may also amend the bylaws by majority vote	Same

Additionally, the Bylaws of Apricus Delaware will contain an exclusive jurisdiction clause, providing that the State of Delaware shall be the exclusive forum for the adjudication of certain disputes arising under Delaware law and that the court or tribunal adjudicating such dispute shall have the right to award the prevailing party its reasonable fees and expenses. Other Nevada corporations have adopted similar exclusive jurisdiction clauses through board-adopted amendments to their bylaws and Apricus Nevada would have the corporate power and authority to adopt such a bylaw provision through Board action alone. However, for the reasons stated above regarding the more advanced state of corporate law in Delaware and the desire to obtain access to Delaware specialized courts, the Company wishes to implement such a provision in conjunction with the change in domicile.
Annex B to this proxy statement contains the Certificate of Incorporation for Apricus Delaware. Annex C to this proxy statement contains the form of Bylaws for Apricus Delaware. The foregoing summary of the terms of the Apricus Delaware Certificate of Incorporation and Bylaws is qualified in its entirety by the full text of these documents, which is incorporated herein by reference.

Mechanics of the Reincorporation
To complete the reincorporation, Apricus Nevada will convert to a corporation of the state of Delaware in accordance with Nevada Revised Statutes (“NRS”) Section 92A.105 (“Section 92A.105”) and Delaware General Corporation Law ("DGCL") Section 265. Section 92A.105 provides that a domestic entity may convert into a foreign entity if a plan of conversion is approved pursuant to the provisions of NRS Chapter 92A.
If the plan of conversion is approved, we will file a Certificate of Conversion and a Certificate of Incorporation, at which time the Company will be a Delaware corporation.
If the reincorporation is approved and implemented, Apricus Delaware shall, for all purposes of the laws of Delaware, be deemed to be the same entity as Apricus Nevada. Apricus Nevada will not be required to wind up its affairs or pay liabilities and distribute its assets, and the conversion will not be deemed a dissolution of Apricus Nevada. Each outstanding share of Apricus Nevada common stock will automatically be converted into one share of Apricus Delaware common stock upon effectiveness of the reincorporation. Each outstanding option to purchase shares of Apricus Nevada common stock will also be converted into an option to purchase the same number of shares of Apricus Delaware common stock, with no changes in the option exercise price or other terms and conditions of such options. The Company’s other employee benefit arrangements will be continued by the Apricus Delaware upon the terms and subject to the conditions then in effect.
The reincorporation will not result in any change in the business, location, management, assets, liabilities or net worth of the Company, nor will it result in any change in location of Company employees, including the Company’s management. After the change of domicile, the daily business operations of the Company will continue as they are presently conducted at the Company’s principal executive offices located in San Diego, California. The consolidated financial condition and results of operations of Apricus Delaware immediately after the reincorporation is completed will be the same as those of the Company immediately prior to the consummation of the reincorporation. The capitalization of the Company immediately after completion of the reincorporation will be the same as immediately prior to the reincorporation. In addition, upon the effectiveness of the reincorporation, the Board of Directors of Apricus Delaware will consist of those persons then serving on the Board of the Company and the individuals serving as executive officers of the Company immediately prior to the reincorporation will continue as executive officers of Apricus Delaware.
Shareholders should note that approval of the reincorporation proposal will also constitute approval of the assumption by Apricus Delaware of the Company’s outstanding equity awards and equity plans, as well as warrants and other outstanding rights to purchase the Company’s capital stock. The Company’s other employee benefit arrangements will also be continued by Apricus Delaware upon the terms and subject to the conditions in effect prior to the reincorporation. Prior to the reincorporation, the Company will seek to obtain any requisite consents from parties with whom it may have material contractual arrangements. Assuming such consents are obtained, the Company’s rights and obligations under such material contractual arrangements will continue and be assumed by Apricus Delaware.
If approved, the Company expects that the reincorporation would be effected shortly after the Annual Meeting. However, this proposal allows the Board to abandon the reincorporation at any time prior to completion if the Board determines that the reincorporation has become inadvisable for any reason. The Certificate of Incorporation, which will give effect to the change in domicile, may also be amended at any time prior to its effectiveness, provided that the Company must re-solicit the shareholder approval of the change in domicile if the terms of the Certificate of Incorporation are changed in any material respect.
No Exchange of Share Certificates Required
The reincorporation and resulting change in domicile will not require shareholders to exchange their share certificates; certificates representing Apricus Nevada common stock will represent the same number of shares of common stock in Apricus Delaware. As soon as practicable upon or after the change of domicile, however, shareholders who desire may elect to exchange their share certificates. Detailed instructions concerning the procedures to follow for exchanging stock certificates will be sent to shareholders who request such information following the reincorporation.
Potential Interests of Directors and Officers
The Company’s directors and officers have no separate interests in this proposal that would be expected to differ materially from the general interests of the Company’s shareholders.

Certain U.S. Federal Income Tax Considerations of the Reincorporation
The following discussion addresses certain U.S. federal income tax considerations that are generally applicable to U.S. holders (as defined below) of common stock of the Company who receive common stock of Apricus Delaware in exchange for their common stock of the Company in the reincorporation. This discussion addresses only those shareholders who hold their common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) and does not address all the U.S. federal income tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, including, without limitation:

•	financial institutions, insurance companies, regulated investment companies or real estate investment trusts;

•	pass-through entities or investors in such entities;

•	tax-exempt organizations;

•	dealers in securities or currencies, or traders in securities that elect to use a mark-to-market method of accounting;

•	persons that hold common stock as part of a straddle or as part of a hedging, integrated, constructive sale or conversion transaction;

•	persons who are not U.S. holders;

•	persons that have a functional currency other than the U.S. dollar;

•	persons who acquired their shares of common stock through the exercise of an employee stock option or otherwise as compensation;

•	persons whose common stock is “qualified small business stock” for purposes of Section 1202 of the Code; and

•	persons who are subject to the alternative minimum tax.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock that is:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any of its political subdivisions;

•
a trust that (1) is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the U.S. federal income tax consequences to each partner generally will depend on the status of the partner and the activities of the partnership and the partner. Partners holding common stock and partners in such partnerships should consult their own tax advisors with respect to the U.S. federal income tax consequences of the reincorporation.
The tax consequences to holders of options to acquire common stock of the Company are also not discussed herein. In addition, the following discussion does not address the tax consequences of transactions effected prior to or after the reincorporation (whether or not such transactions are in connection with the reincorporation).
The following discussion is based on the interpretation of the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service (the “IRS”) is not precluded from adopting a contrary position. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the reincorporation to the Company, Apricus Delaware and/or the Company’s shareholders. A ruling from the IRS will not be requested in connection with the reincorporation.

EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISORS TO DETERMINE PARTICULAR FEDERAL TAX CONSEQUENCES TO SUCH SHAREHOLDERS OF THE REINCORPORATION, AS WELL AS THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER LAWS.
Subject to the limitations, qualifications and exceptions described herein, and assuming the reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the reincorporation will be as follows:

•	No gain or loss will be recognized by holders of the common stock of the Company upon receipt of common stock of Apricus Delaware pursuant to the reincorporation;

•
The aggregate tax basis of the common stock of Apricus Delaware received by each shareholder of the Company in the reincorporation will be equal to the aggregate tax basis of the common stock of the Company surrendered in exchange therefor;

•
The holding period of the common stock of Apricus Delaware received by each shareholder of the Company will include the period for which such shareholder held the common stock of the Company surrendered in exchange therefor, provided that such common stock of the Company was held by such shareholder as a capital asset at the time of the reincorporation; and

•	No gain or loss will be recognized by the Company or Apricus Delaware as a result of the reincorporation.
A U.S. holder of the Company’s shares may be required to attach a statement to its tax returns for the year of the reincorporation that contains the information listed in Treasury Regulation Section 1.368-3T(b) and may be required to maintain a permanent record of facts relating to the reincorporation. Such information includes, among other things, the shareholder’s tax basis in the shareholder’s common stock of the Company and the fair market value of the shareholder’s common stock of the Company immediately prior to the reincorporation.
Rule 144
Under Rule 144 of the Securities Act, the holding period for restricted shares of Apricus Delaware common stock received in exchange for Apricus Nevada common stock will include the period during which Apricus Nevada common stock was held.
No Dissenter’s Rights
Shareholders who vote against the reincorporation will not have the right under Nevada corporate law to seek a court appraisal for the fair value of their shares.
Required Vote
Assuming that a quorum is present at the Annual Meeting, this proposal will be approved only if a majority of the total outstanding shares of common stock Company vote “FOR” Proposal No. 4. Under Nevada law, abstentions from voting on the proposal and Broker Non-Votes are not counted as votes cast and accordingly will have no effect upon the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE REINCORPORATION AS DESCRIBED ABOVE IN THIS PROPOSAL NO. 4.

BOARD OF DIRECTORS AND COMMITTEES AND CORPORATE GOVERNANCE
Meetings of the Board of Directors
During fiscal 2013, the Board met thirteen times. Each director attended at least 75% of the aggregate number of meetings of the Board and the aggregate number of meetings of the Committees of the Board on which they served during the periods that they served. Although we expect directors to attend each annual meeting of stockholders, we have no formal policy requiring attendance by directors at annual stockholder meetings. All of the members of the Board serving at the time of our 2013 annual meeting of stockholders, except for Deirdre Y. Gillespie, M.D., who was unable to attend for personal reasons, attended the 2013 annual meeting of stockholders, in person or by telephone.
Committees of the Board
There are currently three active committees of the Board: the Audit Committee, the Corporate Governance/Nominating Committee, and the Compensation Committee. Below are descriptions of our three primary standing Board committees.
The Audit Committee regularly meets with our financial and accounting management and independent auditors and is responsible for the selection and engagement of the Company’s independent auditors. Additionally, the Audit Committee reviews with the independent auditors the scope and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors and reviews the adequacy of the internal accounting controls. The Audit Committee acts under a written charter, a copy of which is available on the Company’s website at www.apricusbio.com. The Audit Committee met nine times in fiscal 2013, and as of the Record Date, consisted of, Paul V. Maier (Chair), Leonard A. Oppenheim, Esq., and Rusty Ray, none of whom was an employee of the Company and each of whom met the applicable independence standards promulgated by the NASDAQ Marketplace and those of the Securities and Exchange Commission (the “SEC”). The Board has also determined that Mr. Maier qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of the SEC’s Regulation S-K.
The Corporate Governance/Nominating Committee makes recommendations to the Board regarding the election of directors, as well as providing guidance and oversight on matters relating to corporate governance. The Corporate Governance/Nominating Committee met two times in fiscal 2013, and as of the Record Date, consisted of Rusty Ray (Chair), Deirdre Y. Gillespie, M.D. and Paul V. Maier, none of whom was an employee of the Company and each of whom met the independence requirements of the NASDAQ Marketplace. The Corporate Governance/Nominating Committee acts under a written charter, which is available on our website at www.apricusbio.com. We have not paid any third party a fee to assist in the process of identifying and evaluating candidates for director, and as of the Record Date we have not received any nominees for director from any stockholder or stockholder group for the Annual Meeting in accordance with the nominating procedures set forth in our bylaws and the charter for our Corporate Governance/Nominating Committee.
The Compensation Committee determines compensation levels for our executive officers, implements incentive programs for officers, directors and consultants, and administers our equity compensation plans. The Compensation Committee held one meeting in fiscal 2013. As of the Record Date, the Compensation Committee consisted of Deirdre Y. Gillespie, M.D. (Chair), Leonard A. Oppenheim, Esq. and Rusty Ray, none of whom was an employee of the Company and each of whom met the independence requirements of the NASDAQ Marketplace. The Compensation Committee acts under a written charter, a copy of which is posted on the Company’s website at www.apricusbio.com. The Company’s independent compensation consultants as well as executive officers and management play an important role in making recommendations and formulating compensation plans for our employees, including the Named Executive Officers. The Compensation Committee may delegate authority for day-to-day administration and interpretation of various compensation plans in place, including selection of participants, determination of award levels and approval of award documents to our non-officer employees. However, the Compensation Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the Company’s Named Executive Officers. An independent compensation consultant, Barney & Barney, LLC (“Barney & Barney”), assists the Compensation Committee in evaluating our executive compensation program to ensure competitive compensation standards with other comparable biotechnology and pharmaceutical companies. This process enables us to benchmark our job functions and job levels within our specific industry sector and geography, obtain competitive salary data, and maintain a competitive salary structure. Compensation recommendations and performance assessments of Named Executive Officers from the Company’s Chief Executive Officer are also considered by the Compensation Committee in determining the total compensation packages for Named Executive Officers (excluding the Chief Executive Officer). The Chief Executive Officer is not present for any discussions relating to his compensation.

Director Nominations and Stockholder Communications
Our Corporate Governance/Nominating Committee considers candidates for the Board submitted in writing to the Chairman of this Committee. Candidates may be submitted by our executive officers, current directors, search firms engaged by the Committee, and subject to the conditions described below, by a stockholder. Information with respect to any proposed candidate shall be provided in writing to the Chairman of the Corporate Governance/Nominating Committee at Apricus Biosciences, Inc., 11975 El Camino Real, Suite 300, San Diego, California 92130. A nominating stockholder shall provide evidence that he, she or it is a stockholder (including information relating to all shares deemed beneficially held by the nominating stockholder) and shall provide the name of the candidate(s) for the Board, and such other information with respect to the nominee as would be required under the rules and regulations of the SEC to be included in our proxy statement if such proposed candidate were to be included therein. In addition, the stockholder shall include a statement to the effect that the proposed candidate has no direct or indirect business conflict of interest with us, and otherwise meets our standards set forth below.
There are currently no specific, minimum or absolute criteria for Board membership. Candidates are evaluated based upon a number of factors, including but not limited to independence, knowledge, judgment, integrity, character, leadership, skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. The Committee does not alter its evaluation practices with regards to potential candidates for the Board recommended by a stockholder.
Any other stockholder communications intended for our management or the Board shall be submitted in writing to the Chairman of the Corporate Governance/Nominating Committee (at the address above) who shall determine whether to forward the communication, in his or her discretion and considering the identity of the submitting stockholder and the materiality and appropriateness of the communication.
Director Independence
Our Board has determined that each of Drs. Xanthopoulos, Gillespie and Wierenga, and Messrs. Oppenheim, Ray and Maier met the definitions of independence under the NASDAQ Marketplace Rules and Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, all of the directors, other than our Chief Executive Officer, Mr. Pascoe, were deemed to be independent.

Code of Ethics
We have adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, and to all of our other officers, directors and employees. The Code of Ethics, as amended and restated, is available on the Corporate Governance section of the Investors page on our website at www.apricusbio.com. We intend to disclose future amendments to, or waivers from, certain provisions of our code of ethics, if any, on the above website within four business days following the date of such amendment or waiver.
Board’s Role in Risk Oversight
Our Bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate. Nevertheless, the position of Chairman of the Board and Chief Executive Officer are separate positions. Mr. Pascoe is our current Chief Executive Officer and Dr. Xanthopoulos is our current Chairman of the Board. The Board believes that this governance structure provides a necessary degree of independence between the Board and management.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to product candidate development, technological uncertainty, dependence on clients and collaborative partners, uncertainty regarding patents and proprietary rights, comprehensive government regulations, marketing or sales capability or experience, business integration and dependence on key personnel. Management is responsible for the day-to-day management of risks we face, while our Board as a whole and through its committees, has responsibility for the oversight of risk management. Our Board believes its administration of its risk oversight function has not affected its leadership structure.
Board oversight is conducted primarily through committees of the Board, including the Audit Committee, Compensation Committee and the Corporate Governance/Nominating Committee. However, the full Board has retained responsibility for general oversight of risks. Our Board satisfies this responsibility, in part, through reports by each committee chair regarding the committee’s considerations and actions. The Board additionally has the responsibility of ensuring compliance with the risk management processes designed and implemented by management, which it satisfies through reports directly from officers responsible for oversight of particular risks within our Company. The Board believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.

Compensation Committee Interlocks and Insider Participation
During the last completed fiscal year, no member of the Compensation Committee was a current or former officer or employee of the Company. None of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) of another entity where such entity’s executive officers served on our Compensation Committee. None of our officers served as a director of another entity whose executive officers served on our Compensation Committee. Moreover, none of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) of another entity where such entity’s executive officers served on our Board.

EXECUTIVE OFFICERS
As of the date of this proxy, our current executive officers and their respective ages and positions are set forth in the following table.

Name	Age	Position
Richard W. Pascoe	50	Chief Executive Officer and Director
Steve Martin	53	Senior Vice President, Chief Financial Officer and Secretary
Richard W. Pascoe has been a director and served as our Chief Executive Officer since March 2013. He joined the Company following the merger of Somaxon Pharmaceuticals with Pernix. At Somaxon Mr. Pascoe was the President and Chief Executive Officer and a member of the Board of Directors beginning in August 2008 and was responsible for the FDA approval of Somaxon’s lead drug Silenor®. Prior to Somaxon, Mr. Pascoe was with ARIAD Pharmaceuticals, Inc., a specialty pharmaceutical company where he was most recently Chief Operating Officer. Prior to joining ARIAD in 2005, Mr. Pascoe held a series of senior management roles at King Pharmaceuticals, Inc., a specialty pharmaceutical company, including Senior Vice President positions in both marketing and sales, as well as Vice President positions in both international sales and marketing and hospital sales. Prior to King, Mr. Pascoe was the Director of Marketing at Medco Research, Inc. (which was acquired by King), and in the commercial groups at COR Therapeutics, Inc., B. Braun Interventional and The BOC Group.  Mr. Pascoe is a member of the board of directors of KemPharm, Inc. and the Corporate Directors Forum (CDF). Mr. Pascoe served as a Commissioned Officer with the U.S. Army 24th Infantry Division, following his graduation from the United States Military Academy at West Point where he received a B.S degree in Leadership.
Steve Martin has served as our Senior Vice President and Chief Financial Officer since June 2011 and Secretary since September 2013. From November 2012 through March 2013, Mr. Martin also served as our Interim Chief Executive Officer. Mr. Martin is a certified public accountant, having over 25 years of financial leadership, with significant expertise in growing public companies in a variety of industries, including the life sciences. From 2008 to 2011, Mr. Martin served as Senior Vice President and Chief Financial Officer of BakBone Software, a publicly-traded software company. Mr. Martin also served as Interim CEO over the final 10 months with BakBone and through the successful sale of the company that was completed in January of 2011. From 2005 to 2007, Mr. Martin served as Chief Financial Officer of Stratagene Corporation, a publicly-traded company specializing in the development, manufacture and marketing of specialized research and clinical diagnostic products. Mr. Martin’s experience also includes the position of Controller with publicly-traded Gen-Probe Incorporated, a life sciences company, as well as 10 years with the public accounting firm of Deloitte & Touche. Mr. Martin holds a B.S. in Accounting from San Diego State University. In 2011, Mr. Martin was awarded the San Diego Business Journal’s “CFO of the Year Award” for Medium Public Companies. He is also the former President and a member of the Board of Directors of the Financial Executives International San Diego Chapter.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following compensation discussion and analysis describes the material elements of compensation earned in fiscal 2013 by each of the current or former executive officers identified below in the Summary Compensation Table, who are referred to collectively as our “Named Executive Officers.” Our Named Executive Officers with respect to the fiscal year that ended on December 31, 2013 were Richard W. Pascoe, Chief Executive Officer and Director, Steve Martin, Senior Vice President, Chief Financial Officer and Secretary, Randy Berholtz, Esq., former Executive Vice President, General Counsel and Secretary, and Edward Cox, Vice President of Commercial Development, who were deemed to be executive officers in fiscal 2013. These persons constitute each person who acted as principal executive officer and principal financial officer during fiscal 2013 and two other executive officers serving during all or a portion of fiscal 2013.

Compensation Philosophy and Objectives
Our philosophy in setting compensation policies for executive officers, including Named Executive Officers, has two fundamental objectives: (i) to attract, motivate and retain a highly skilled team of executives, and (ii) to align our executives’ interests with those of our stockholders by rewarding short-term and long-term performance and tying compensation to increases in stockholder value. The Compensation Committee believes that executive compensation should be directly linked both to continuous improvements in corporate performance (“pay for performance”) and the achievement of objectives that are designed to increase stockholder value. In furtherance of this goal, the Compensation Committee has established the following guidelines as a foundation for compensation decisions:

•	provide a competitive total compensation package that targets the 50th percentile among our peer companies;

•	attract and retain highly qualified executives with the skills and experience required for the achievement of our business goals;

•	align compensation elements with the Company’s annual goals and long-term business strategies and objectives;

•
promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	align executives’ incentives with the creation of stockholder value.
The Compensation Committee has historically focused on compensating executive officers, including Named Executive Officers, with three compensation components: base salary, annual cash bonus and equity-based compensation. The Compensation Committee believes that cash compensation in the form of base salary and an annual cash bonus provides our executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options and other equity awards aligns the objectives of management with those of our stockholders with respect to long-term performance.
Risk Management and Mitigation
In reviewing our compensation structure in fiscal 2013, the Compensation Committee also considered how the Company’s compensation policies may affect the Company’s risk profile and whether compensation policies and practices may encourage risk-taking by employees. More specifically, the Compensation Committee considered the general design philosophy of the Company’s policies for employees whose conduct would be most affected by incentives established by compensation policies. In considering these issues, the Compensation Committee concluded that the use of performance-based bonuses and long-term equity awards did not appear to create undue risks for the Company or encourage excessive risk-taking behavior on the part of Named Executive Officers.
With respect to bonus awards, the amount of our Named Executive Officers individual awards depends exclusively on overall Company performance, which reduces the incentive for an individual to take undue risks in an effort to increase the amount of his or her bonus award for a particular year. The Company’s performance goals are reviewed and approved by the Compensation Committee in the early part of each fiscal year and are considered to be generally of the nature that would not encourage or reward excessive risk taking. Additionally, the Compensation Committee monitors the Company’s performance throughout the year and may intervene where actions by executive officers in pursuit of performance goal attainment appear to lead to undue risk.
With respect to equity awards, these awards typically vest over several years, meaning that long-term value creation, contrasted with short-term gain, presents the best opportunity for employees to profit from these awards. To the extent that performance-based equity awards are used, the events that trigger vesting are expected to be realized several years in the future. The Company has not historically used claw-back provisions or imposed holding periods for vested awards, although the Compensation Committee may consider whether such mechanisms might be appropriate in the future to mitigate risk. Additionally, the use of financial-based performance metrics to determine employee compensation may subject those payouts to claw-back penalties under the Dodd-Frank Act, to the extent that there is a subsequent restatement of the financial measure that was used to determine a payout.
Roles in Determining Compensation
Compensation Committee
The Board has delegated to the Compensation Committee the responsibility to ensure that total compensation paid to our executive officers, including Named Executive Officers, is consistent with our compensation policy and objectives. The Compensation Committee oversees and approves all compensation arrangements and actions for our officers, directors and consultants, including the 2006 Plan (as defined herein) and 2012 Plan (as defined herein).
The Compensation Committee draws on a number of resources, including input from executive officers, including the Chief Executive Officer, and independent compensation consultants and review of data on peer companies, to make decisions regarding the Company’s executive compensation program. The Compensation Committee retains discretion over base salary, annual cash bonus, equity compensation and other compensation considerations. The Compensation Committee relies upon the judgment of its members in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against established goals, operational performance and business responsibilities. In addition, the Compensation Committee incorporates judgment in the assessment process to respond to and adjust for the evolving business environment. Corporate goals are reviewed annually by the Compensation Committee and then presented to the full Board for review and approval.
Compensation Consultant
The Compensation Committee has retained the services of an external compensation consultant, Barney & Barney. The mandate of the consultant is to assist the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design and benchmarking with the Company’s peers in the industry. The Compensation Committee, after a review of the factors set forth in Section 10C-1 of the Securities Exchange Act of 1934, has determined that Barney & Barney does not have a conflict of interest.
Chief Executive Officer
The Chief Executive Officer attends Compensation Committee meetings and works with the Compensation Committee Chairman and the compensation consultant to (1) establish individual and Company performance goals for executive officers, excluding the Chief Executive Officer, at the beginning of each year and (2) develop compensation recommendations for executive officers, excluding the Chief Executive Officer, based upon individual and Company performance goals for the current year and individual merit. The Chief Executive Officer’s recommendations are then submitted to the Compensation Committee for review and consideration without the Chief Executive Officer present. The Chief Executive Officer is not present for deliberations and decisions made regarding his compensation.
Competitive Market Benchmarking
The Compensation Committee worked with Barney & Barney to establish a list of peer companies for purposes of benchmarking our compensation practices. We aim for base salaries and total compensation to be at the 50th percentile among our peer group.
The peer companies used in determining compensation actions in the 2013 fiscal year were selected by the Compensation Committee with input from Barney & Barney on the basis of their similarity to us in terms of competition for talent, phase of development or stage of commercialization, current and potential market capitalization, and number of employees.
The list of peer companies used in determining compensation actions in the 2013 fiscal years consisted of the following 18 publicly-traded companies in the pharmaceutical and biotechnology industries:

1.	Alexza Pharmaceuticals	10.	Mast Therapeutics
2.	ANI Pharmaceuticals	11.	MEI Pharma
3.	Biodel	12.	Omeros
4.	Cell Therapeutics	13.	Pain Therapeutics
5.	CEL-SCI	14.	Palatin Therapeutics
6.	Columbia Laboratories	15.	Sophiris Bio
7.	Cytokinetics	16.	Sunesis Pharmaceuticals
8.	Evoke Pharma	17.	Telik
9.	LifeVantage	18.	Transcept Pharmaceuticals

Implementation of Objectives
In fiscal 2013, our executive compensation program consisted of the following forms of compensation, each of which are described below in greater detail:

•	Base Salary,

•	Annual Cash Incentive,

•	Equity Compensation, and

•	Employee Benefit Program.

Selection of Chief Executive Officer
Beginning in late 2012, the Board of Directors initiated a search for a Chief Executive Officer in connection with the resignation of the former Chief Executive Officer in November 2012. The search process was managed by the Compensation Committee and under the direction of the Chairman of the Board. The Board utilized an experienced professional executive search firm and considered candidates with skills and experience commensurate with the expected needs and direction of the Company. During the selection process, the Compensation Committee utilized the data available from peer companies of similar size and structure, current market conditions for talented executive officers and recent compensation earned by the candidate. Based on each of these inputs and considering the needs of the organization, the Company offered a competitive compensation package that considered each of the components described above. This package was accepted by the new Chief Executive Officer and documented in an employment agreement between the Company and Richard Pascoe.
Base Salary
Overview
Our Compensation Committee generally seeks to set executives’ base salaries at levels near the 50th percentile of salaries of executives with similar roles as compared to the Company’s peer group. The base salaries reflect each executive’s past performance, experience, responsibilities and potential to contribute to our future success. In February 2014, the Compensation Committee approved base salary increases for each of our serving Named Executive Officers, effective as of January 1, 2014.
The following table shows the 2013 salaries for our Named Executive Officers, as well as the increased salaries for fiscal 2014 and the average salaries in our current peer group at the 50th and 75th percentiles for 2013, which data were used for compensation benchmarking in February 2014:

		Annual Base Salary		2013 Base Salary Market Data (2)
		2013	2014	50th Percentile	75th Percentile
Name	Title
Richard Pascoe	Chief Executive Officer and Director	$425,000	$455,000	$476,300	$541,800
Steve Martin (1)	Senior Vice President, Chief Financial Officer and Secretary	$305,000	$320,000	$313,300	$344,600
Edward Cox	Vice President of Commercial Development	$183,000	$195,000	$237,700	$253,800
Randy Berholtz, Esq. (3)	Former Executive Vice President, General Counsel and Secretary	$268,060	$—	$280,329	$292,082

(1)	In addition to the base salary listed above, Mr. Martin received additional cash compensation of $25,484 in 2013 for his service as Interim Chief Executive Officer, as described below.

(2)	Barney and Barney report, dated January 28, 2014.

(3)	Mr. Berholtz, Esq. resigned from the Company in June 2013.
In addition to the compensation shown above for Mr. Martin, the Compensation Committee also approved special monthly compensation for Mr. Martin’s service as Interim Chief Executive Officer of $10,000 per month of service and a monthly grant of options to purchase 2,500 shares, which options were fully vested on the date of grant. Mr. Martin served in this capacity for a period for approximately four and one-half months and, accordingly, was paid $25,484 in additional cash compensation as Interim Chief Executive Officer in 2013.

Annual Cash Incentive
Overview
The Company also provides executive officers with annual performance-based cash bonuses, which are specifically designed to reward executives for overall Company performance, as well as individual contributions in a given year. Corporate goals are established by the Compensation Committee with input from senior management. The target annual cash bonus amounts relative to base salary vary depending on each executive’s accountability, scope of responsibilities and potential impact on the Company’s performance.

The Compensation Committee considers the individual performance of each executive officer and the Company’s overall performance for the preceding fiscal year in deciding whether to award a bonus and, if one is to be awarded, the amount of the bonus. The annual cash bonus for the Chief Executive Officer and each executive officer is based 100% on overall Company performance. The Compensation Committee has the ability to use discretion in making recommendations and/or adjustments.
At the end of each fiscal year, individual and corporate performance are measured and a percentage of target is fixed, which then determines which annual bonus incentives are to be paid to executive officers. For fiscal year 2013, the Compensation Committee determined the percentage attainment of performance goals for the Company to be 85%. Based on this percentage of Company performance, and because the Named Executive Officers’ bonuses are weighted 100% based on overall Company performance, the 2013 bonus rate for Mr. Pascoe, Mr. Martin and Mr. Cox was equal to 85% of the target bonus for each of the Named Executive Officers. Further, the 2013 bonus for Mr. Pascoe was prorated from the date that he joined the Company in March 2013.
The following table sets forth the target bonus for each of the Named Executive Officers for fiscal 2013 and the resulting bonus payout, based on the level of achievement of the 2013 corporate goals:

Name (1)	Title	Fiscal Year 2013 Bonus Rate at Target	2013 Evaluation of Company Performance	Final Ratio Bonus/ Base	Fiscal 2013 Bonus Award
Richard W. Pascoe	Chief Executive Officer and Director	50%	85%	43%	$142,521
Steve Martin	Senior Vice President, Chief Financial Officer and Secretary	35%	85%	30%	$90,378
Edward Cox	Vice President of Commercial Development	30%	85%	26%	$46,665

(1)	Mr. Berholtz was not employed at year-end or at the time of bonus payout. Accordingly, he was not entitled to a bonus in 2013.

Achievement of Goals and Relationship to Compensation Awarded
The evaluation of Company performance was based on the achievement, or failure to achieve, a set of weighted performance goals. The Compensation Committee assessed the overall Company goals and found a weighted achievement of 85%. The Company’s 2013 performance goals included obtaining regulatory approval for Vitaros® in the Netherlands under the DCP process, gaining clarity for the regulatory path for Femprox, partnering Vitaros® in additional markets and maintaining a strong cash position through the end of the year.
Equity Compensation
Overview
The Compensation Committee considers equity incentives to be important in aligning the interests of our executive officers with those of our stockholders. As part of our pay-for-performance philosophy, the Company’s compensation program tends to overweight the long-term equity award component of total compensation packages paid to our executive officers.
As an inducement to cause Mr. Pascoe to join us as Chief Executive Officer, and to provide him with a meaningful incentive to drive the growth of the Company and create stockholder value, we awarded Mr. Pascoe a one-time new-hire option grant entitling him to purchase up to 900,000 shares at a price equal to the fair value of our common stock on the date of grant. This award vests with respect to 225,000 shares annually over a four-year period (monthly vesting after the first year), which the Compensation Committee believed provided Mr. Pascoe with an appropriate level of equity-based compensation given his expertise and base salary that was initially below the 50th percentile in our peer group.
As partial consideration for his service as Interim Chief Executive Officer, Mr. Martin was awarded options in 2013 for a total of 6,371 shares. These were awarded on a monthly basis and were fully vested on grant, in recognition of Mr. Martin’s interim service in this role.

Employee Benefit Program
Executive officers, including Named Executive Officers, are eligible to participate in all of our employee benefit plans, including medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers, all of which we believe to be comparable to those provided at peer companies. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.
Our retirement savings plan (401(k) Plan) is a tax-qualified retirement savings plan, pursuant to which eligible employees can begin to participate immediately upon employment. The 401(k) Plan elective deferrals and employer contributions are subject to compensation limitations and annual maximum contribution limits as governed by Internal Revenue Service. Employees are eligible to defer up to 100% of compensation and the Company makes safe harbor matching contributions of 100% match of first 3% of compensation contributed, then 50% match of next 2% of compensation contributed.
Payments Upon Termination or Change In Control
We have entered into employment agreements with each of the Named Executive Officers. These agreements set forth the individual’s base salary, bonus compensation, equity compensation and other employee benefits, which are described in this Executive Compensation section. All employment agreements provide for “at-will” employment, meaning that either party can terminate the employment relationship at any time, although our agreements with our Named Executive Officers provide that they would be eligible for severance benefits in certain circumstances following a termination of employment without cause. Our Board of Directors approved the severance benefits to mitigate certain risks associated with working in a biopharmaceutical company at our current stage of development and to help attract and retain qualified executives. The severance benefits upon termination or change in control for our Named Executive Officers who were employed by the Company on December 31, 2013 are described below.
Richard Pascoe
On March 18, 2013, we entered into an employment agreement with Richard Pascoe when he became the Chief Executive Officer of the Company. The agreement, provides that if Mr. Pascoe’s employment ends due to an involuntary termination, as such term is defined in his agreement, he would receive, in a lump sum payment, 12 months of his annual base salary in effect on the date of termination, any unpaid bonus for the calendar year preceding his termination, to the extent that the criteria for the bonus has been met, the average of any bonus paid during each of the three most recent fiscal years prior to termination, and full acceleration and vesting of his unvested equity awards, and reimbursement for the cost of continuation of health insurance benefits provided to him immediately prior to the termination (as provided under Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or other applicable law) for 12 months.
If Mr. Pascoe’s employment is terminated in connection with his death or a permanent disability, Mr. Pascoe or his estate is entitled to, a pro rata bonus for the calendar year in which such termination occurs, equal to the bonus he would have received, to the extent all criteria for such a bonus have been met (with the exception of the requirement that he be employed on the date the bonus is to be paid), for the calendar year of termination multiplied by a fraction, the numerator of which is the number of days in such year preceding and including the date of termination, and the denominator of which is 365. Such pro-rata bonus shall be paid at the same time as the bonus would have been paid had Mr. Pascoe remained employed by the Company through the date of payment, but in any event, not later than March 15 of the calendar year following the calendar year for which the bonus is payable. Mr. Pascoe is also entitled to receive any unpaid bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus have been met (with the exception of the requirement that he be employed on the date the bonus is to be paid). Such bonus shall be paid at the same time as the bonus would have been paid had he remained employed by the Company through the date of payment. Additionally, all of his outstanding but unvested equity awards shall vest immediately and the expiration date for all such equity awards shall be extended so that they expire one year after termination due to death or permanent disability.
In the event that Mr. Pascoe suffers an involuntary termination within the 12-month period following the effective date of a change of control, then in addition to all salary and bonuses accrued as of the date of his termination he will also be entitled to severance benefits. These include (i) the Company shall pay to Mr. Pascoe in one lump sum an amount equal to the greater of (A) 12 months of the salary that he was receiving immediately prior to the termination or (B) 12 months of the salary that he was receiving immediately prior to the change of control; (ii) the Company shall pay to Mr. Pascoe in one lump sum (A) any unpaid bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus have been met (with the exception of the requirement that he be employed on the date the bonus is to be paid), plus (B) 100% of the average bonus paid by the Company to him for services during each of the three most recent fiscal years (or such shorter period of time during which he was eligible for a bonus) prior to the date of the termination; (iii) full acceleration of the vesting of all equity awards held by Mr. Pascoe at the time of the termination, including any options, restricted stock, restricted stock units or other awards, and (iv) reimbursement for the cost of continuation of health insurance benefits provided to him immediately prior to the termination pursuant to the terms of COBRA or other applicable law for a period continuing until the earlier of 12 months following the termination or the date upon which he is no longer eligible for such COBRA or other benefits under applicable law.

If he is terminated for cause at any time then the employee shall not be entitled to receive payment of any severance benefit or any continuation or acceleration of stock option vesting and all of his restricted stock awards shall remain subject to all applicable forfeiture provisions and transfer restrictions. He will receive payment for all salary accrued as of the date of termination of employment. If he voluntarily resigns under circumstances that do not constitute an involuntary termination, then Mr. Pascoe shall not be entitled to receive payment of any severance benefits, or option acceleration, or relinquishment of forfeiture and transfer restrictions. Mr. Pascoe will receive payment(s) for all salary accrued as of the date of his termination of employment.
Steve Martin
On March 18, 2013, we entered into an amended and restated employment agreement with Steve Martin. The agreement, provides that if Mr. Martin’s employment ends due to an involuntary termination, as such term is defined in his agreement, he would receive, in a lump sum payment, 12 months of his annual base salary in effect on the date of termination, any unpaid bonus for the calendar year preceding his termination, to the extent that the criteria for the bonus has been met, the average of any bonus paid during each of the three most recent fiscal years prior to termination, and full acceleration and vesting of his unvested equity awards, and reimbursement for the cost of continuation of health insurance benefits provided to him immediately prior to the termination (as provided under COBRA or other applicable law) for 12 months.
If Mr. Martin’s employment is terminated in connection with his death or a permanent disability, Mr. Martin or his estate is entitled to, a pro rata bonus for the calendar year in which such termination occurs, equal to the bonus he would have received, to the extent all criteria for such a bonus have been met (with the exception of the requirement that he be employed on the date the bonus is to be paid), for the calendar year of termination multiplied by a fraction, the numerator of which is the number of days in such year preceding and including the date of termination, and the denominator of which is 365. Such pro-rata bonus shall be paid at the same time as the bonus would have been paid had Mr. Martin remained employed by the Company through the date of payment, but in any event, not later than March 15 of the calendar year following the calendar year for which the bonus is payable. Mr. Martin is also entitled to receive any unpaid bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus have been met (with the exception of the requirement that he be employed on the date the bonus is to be paid). Such bonus shall be paid at the same time as the bonus would have been paid had he remained employed by the Company through the date of payment. Additionally, all of his outstanding but unvested equity awards shall vest immediately and the expiration date for all such equity awards shall be extended so that they expire one year after termination due to death or permanent disability.
In the event that Mr. Martin suffers an involuntary termination within the 12-month period following the effective date of a change of control, then in addition to all salary and bonuses accrued as of the date of his termination he will also be entitled to severance benefits. These include (i) the Company shall pay to Mr. Martin in one lump sum an amount equal to the greater of (A) 12 months of the salary that he was receiving immediately prior to the termination or (B) 12 months of the salary that he was receiving immediately prior to the change of control; (ii) the Company shall pay to Mr. Martin in one lump sum (A) any unpaid bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus have been met (with the exception of the requirement that he be employed on the date the bonus is to be paid), plus (B) 100% of the average bonus paid by the Company to him for services during each of the three most recent fiscal years (or such shorter period of time during which he was eligible for a bonus) prior to the date of the termination; (iii) full acceleration of the vesting of all equity awards held by Mr. Martin at the time of the termination, including any options, restricted stock, restricted stock units or other awards, and (iv) reimbursement for the cost of continuation of health insurance benefits provided to him immediately prior to the termination pursuant to the terms of COBRA or other applicable law for a period continuing until the earlier of 12 months following the termination or the date upon which he is no longer eligible for such COBRA or other benefits under applicable law.
If he is terminated for cause at any time then the employee shall not be entitled to receive payment of any severance benefit or any continuation or acceleration of stock option vesting and all of his restricted stock awards shall remain subject to all applicable forfeiture provisions and transfer restrictions. He will receive payment for all salary accrued as of the date of termination of employment. If he voluntarily resigns under circumstances that do not constitute an involuntary termination, then Mr. Martin shall not be entitled to receive payment of any severance benefits, or option acceleration, or relinquishment of forfeiture and transfer restrictions. Mr. Martin will receive payment(s) for all salary accrued as of the date of his termination of employment.
Edward Cox
On March 18, 2013, we entered into an employment agreement with Edward Cox. The agreement provides that if Mr. Cox’s employment ends due to an involuntary termination, as such term is defined in his employment agreement, or by Mr. Cox as a result of certain events set forth in his employment agreement, then, in such case, he shall receive in a lump sum payment of an amount (i) equal to 6 months of his annual base salary that was in effect on the date of termination and (ii) any unpaid bonus for the calendar year preceding his termination, to the extent that the criteria for such bonus may have been met. He shall also receive reimbursement for the cost of continuation of health insurance benefits provided to him immediately prior to the termination (as provided under COBRA or other applicable law) for 6 months.
If Mr. Cox’s employment is terminated in connection with his death or a permanent disability, Mr. Cox or his estate is entitled to, a pro rata bonus for the calendar year in which such termination occurs, equal to the bonus he would have received, to the extent all criteria for such bonus have been met (with the exception of the requirement that he be employed on the date the bonus is to be paid), for the calendar year of termination multiplied by a fraction, the numerator of which is the number of days in such year preceding and including the date of termination, and the denominator of which is 365. Such pro-rata bonus shall be paid at the same time as the bonus would have been paid had Mr. Cox remained employed by the Company through the date of payment, but in any event, not later than March 15 of the calendar year following the calendar year for which the bonus is payable. Mr. Cox is also entitled to receive any unpaid bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus have been met (with the exception of the requirement that he be employed on the date the bonus is to be paid). Such bonus shall be paid at the same time as the bonus would have been paid had he remained employed by the Company through the date of payment. Additionally, the expiration date for all vested equity awards shall be extended so that they expire one year after termination due to death or permanent disability.
In the event that Mr. Cox suffers an involuntary termination within the 12-month period following the effective date of a change of control, then in addition to all salary and bonuses accrued as of the date of his termination of employment, he will be entitled to receive severance benefits as follows: (i) the Company shall pay to Mr. Cox in one lump sum an amount equal to the greater of (A) six (6) months of Mr. Cox’s annual salary that he was receiving immediately prior to the termination or (B) six (6) months of Mr. Cox’s salary that he was receiving immediately prior to the change of control; (ii) the Company shall pay to him in one lump sum (A) any unpaid bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus have been met (with the exception of the requirement that he be employed on the date the bonus is to be paid), plus (B) 100% of the average bonus paid by the Company to Mr. Cox for services during each of the three most recent fiscal years (or such shorter period of time during which he was eligible for a bonus) prior to the date of the termination; (iii) full acceleration of the vesting of all equity awards held by Mr. Cox at the time of the termination, including any options, restricted stock, restricted stock units or other awards, and (iv) reimbursement for the cost of continuation of health insurance benefits provided to Mr. Cox immediately prior to the termination pursuant to the terms of COBRA or other applicable law for a period continuing until the earlier of six (6) months following the Involuntary Termination or the date upon which Employee is no longer eligible for such COBRA or other benefits under applicable law.
If he is terminated for cause at any time then the employee shall not be entitled to receive payment of any severance benefit or any continuation or acceleration of stock option vesting and all of his restricted stock awards shall remain subject to all applicable forfeiture provisions and transfer restrictions. He will receive payment for all salary accrued as of the date of termination of employment. If he voluntarily resigns under circumstances that do not constitute an involuntary termination, then Mr. Cox shall not be entitled to receive payment of any severance benefits, or option acceleration, or relinquishment of forfeiture and transfer restrictions. Mr. Cox will receive payment(s) for all salary accrued as of the date of his termination of employment.
Potential Payments upon Termination or Change of Control
The following table sets forth information regarding payments would have been made to Mr. Pascoe, Mr. Martin and Mr. Cox if they suffered an involuntary termination in connection with a change of control, other than for cause, and termination payments were triggered on December 31, 2013 and based on the salaries made effective on January 1, 2014. The closing price per share of our common stock on The NASDAQ Capital Market on December 31, 2013 (which was the last business day of fiscal 2013) was $2.65.

Name	Base Salary ($)(1)	Bonus Payment ($)	Accelerated Vesting of Options ($)(2)	Accelerated Vesting of Restricted Stock ($)	Health Insurance Benefits	Total ($)
Richard W. Pascoe	$455,000	$180,625	$126,000	$—	$28,446	$790,071
Steve Martin	$320,000	$70,880	$34,594	$—	$28,446	$453,920
Edward Cox (3)	$97,500	$36,995	$12,684	$2,290	$9,039	$158,508

(1)	Reflects potential payments based on salaries as of January 1, 2014.

(2)
The value of accelerated vesting equals the difference (if positive) between the option exercise price and the last reported stock price for fiscal 2013 ($2.65), multiplied by the number of options that would have been accelerated upon a change of control occurring on December 31, 2013.

(3)
If Mr. Cox suffered an involuntary termination on December 31, 2013 in the absence of a change of control, Mr. Cox’s base salary payment would be $97,500, his bonus payment would be $0, his accelerated vesting of options would be valued at $0, his accelerated vesting of restricted stock would be valued at $0 and his total would be $97,500.

Compensation of our Named Executive Officers
Richard W. Pascoe. On March 18, 2013, the Company and Mr. Pascoe entered into an Employment Agreement (the “Pascoe Agreement”), pursuant to which Mr. Pascoe will receive for his services as Chief Executive Officer from March 18, 2013 through December 2013 (i) a base salary of $425,000, (ii) a cash bonus award of $142,521 and (iii) an initial grant of options to purchase 900,000 shares of our common stock, with an exercise price of $2.51, based on the market price of our common stock on March 18, 2013, which options vest with respect to 25% of the shares on March 18, 2014 and with respect to the remaining 75% monthly over the subsequent three year period, so that all shares are vested on the four year anniversary of Mr. Pascoe’s date of hire.
Steve Martin. Mr. Martin, our Chief Financial Officer and Interim Chief Executive Officer from November 2012 through March 2013, received for his services as Chief Financial Officer (i) a base salary of $305,000, (ii) a cash bonus award of $90,738 based on individual performance factors and overall Company performance and (iii) a merit based grant of incentive stock options for the rights to purchase 75,000 shares. In 2012, the Compensation Committee also approved special monthly compensation for Mr. Martin’s service as Interim Chief Executive Officer of $10,000 per month and a monthly grant of options to purchase 2,500 shares, which options are fully vested on the date of grant. The additional cash compensation for services provided in 2013 as Interim Chief Executive Officer amounted to $25,484 and the additional incentive stock options represented 6,371 shares.
Randy Berholtz, Esq. Mr. Berholtz, our former Executive Vice President, General Counsel and Secretary resigned from the Company in June 2013. The amount of base salary that he received in 2013 was $123,323 through his resignation date. Additionally, in consideration for a release of claims and certain other covenants in favor of the Company, Mr. Berholtz received $322,239 for severance pay under his employment agreement. The amount includes salary, bonus, accrued and unused vacation pay and reimbursement for COBRA. In 2014, we expect to pay Mr. Berholtz additional payments of $7,412 in accordance with the terms of the employment agreement.
Edward Cox. Mr. Cox, our Vice President of Commercial Development received a base salary of $183,000 in fiscal 2013 and a cash bonus award of $46,665 based on individual performance factors and overall Company performance.
Tax and Accounting Considerations
Deductibility of Executive Compensation. In making compensation decisions affecting our executive officers, the Compensation Committee may consider our ability to deduct under applicable federal corporate income tax law compensation payments made to executives. Specifically, the Compensation Committee may consider the requirements and impact of Section 162(m) of the Internal Revenue Code, which limits the tax deductibility to us of compensation in excess of $1.0 million in any year for certain executive officers, except for qualified “performance-based compensation” under the Section 162(m) rules. In setting compensation for executive officers, the deductibility of the compensation under Section 162(m) is only one factor that is weighed and compensation in excess of these limits may be granted, particularly while the Company is in a net operating loss position and is not currently paying income taxes.
Accounting for Share-Based Compensation. In accordance with the Financial Accounting Standards Board’s Accounting Standards Codification 718, we are required to estimate the value for each award of equity compensation at the measurement date using the fair value method and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.
Allocation of Compensation
We do not have a pre-determined allocation between the various forms of compensation. Because we are an early stage company, we generally pay a higher portion of compensation in the form of equity.
Conclusion
Our compensation policies are designed and are continually being developed to retain and motivate our executive officers and to reward them for outstanding individual and corporate performance.

Compensation Committee Report
The Company’s Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 407(e)(5) of Regulation S-K. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors:

Deirdre Y. Gillespie, M.D. (Chair)
Leonard Oppenheim, Esq.
Rusty Ray

Summary Compensation Table
The following table sets forth the compensation paid by us during the years ended December 31, 2011, 2012 and 2013 to (i) each person who acted as our principal executive officer during fiscal year 2013, (ii) each person who served as our principal financial officer during fiscal year 2013 and (iii) the other most highly paid executive officer who was serving as executive officer as of December 31, 2013, and (iv) an additional executive who served for part of fiscal 2013 (collectively, the “Named Executive Officers”):

Name and Position	Year	Salary	Bonus	Stock Awards*	Option Awards *	All Other Compensation	Total
Richard W. Pascoe	2013	$335,342	$142,521	—	$1,427,400	$10,597	$1,915,860
Chief Executive Officer and Director (1)	2012	$—	$—	—	$—	$—	$—
	2011	$—	$—	—	$—	$—	$—
Steve Martin	2013	$330,484	$90,738	—	$9,945	$10,843	$442,010
Senior Vice President, Chief Financial Officer and Secretary (2)(3)	2012	$286,393	$48,787	—	$492,904	$10,643	$838,727
	2011	$152,000	$42,467	—	$744,900	$446	$939,813
Randy Berholtz, Esq.	2013	$160,489	$48,723	—	$—	$236,350	$445,562
Former Executive Vice President, General Counsel and Secretary (4) (5)	2012	$257,750	$37,116	—	$438,758	$10,643	$744,267
	2011	$249,040	$60,000	$23,999	$564,600	$10,637	$908,276
Edward Cox	2013	$183,000	$46,665	—	$—	$7,958	$237,623
Vice President of Commercial Development (6)	2012	$180,000	$25,920	—	$75,305	$10,239	$291,464
	2011	$160,000	$38,400	—	$207,760	$6,223	$412,383

(1)	Richard W. Pascoe joined the Company effective March 18, 2013.

(2)	Steve Martin joined the Company effective June 2, 2011. On November 6, 2012, Mr. Martin was appointed Interim Chief Executive Officer of the Company and served in that role until March 17, 2013.

(3)
For 2013 and 2012, salary includes $25,484 and $18,333, respectively of additional cash compensation for Mr. Martin’s service as Interim Chief Executive Officer. In 2013, all other compensation includes $10,200 for the Company’s matching and profit sharing contribution to the 401k plan and $643 in life insurance premiums.

(4)	Randy Berholtz, Esq. resigned from the Company in June 2013.

(5)
For 2013, the salary amount includes $37,165 in accrued and unused vacation pay provided to Mr. Berholtz upon his resignation and all other compensation includes the following: $201,045 in severance, $13,954 in COBRA reimbursement payments, $16,096 in deemed value from the acceleration of restricted stock units, $4,933 for the Company’s matching and profit sharing contribution to the 401k plan and $322 in life insurance premiums.

(6)	For 2013, all other compensation for Mr. Cox includes $7,315 for the Company’s matching and profit sharing contribution to the 401k plan and $643 in life insurance premiums.

*
Figures represent the grant-date fair value of equity awards, calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions for stock-based compensation, see Footnote 9 to the Company’s audited financial statements filed with our annual report on Form 10-K for the year ended December 31, 2013. These figures do not reflect the amortized compensation expense or value received by the officer in the year indicated.

Grants of Plan-Based Awards
The following table sets forth certain information regarding grants of plan-based awards to the Named Executive Officers during fiscal 2013:

Name	Grant Date	Option Awards: Number of Securities Underlying Options Granted		Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (1)
Richard W. Pascoe	3/18/2013	900,000	(2)	$2.51	$1,427,400
Steve Martin	1/31/2013	2,500	(3)	$2.64	$3,875
	2/28/2013	2,500	(3)	$2.67	$3,915
	3/31/2013	1,371	(3)	$2.68	$2,155

(1)
This column reflects the aggregate grant date fair value of equity awards granted in 2013 and calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in the notes to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(2)
Represents a new-hire award issued to Mr. Pascoe concurrent with his joining the Company as Chief Executive Officer. The options vest with respect to 225,000 shares annually (monthly after the first year) over a period of four years.

(3)	Options are fully vested as of the date of grant.
Outstanding Equity Awards as of December 31, 2013
The following table shows information regarding our outstanding equity awards as of December 31, 2013 for the Named Executive Officers who were with the Company as of December 31, 2013.

	Option Awards						Stock Awards
Name	Exercisable		Non-Exercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Richard W. Pascoe	—		900,000	(2)	$2.51	3/18/2023	—		$—
Steve Martin	125,001	(3)	24,999	(3)	$5.02	6/2/2021	—		$—
	113,731	(3)	81,269	(3)	$3.23	3/5/2022	—		$—
	2,083	(4)	—		$2.20	11/30/2022	—		$—
	18,750	(2)	56,250	(2)	$2.04	12/18/2022	—		$—
	2,500	(4)	—		$1.99	12/31/2022	—		$—
	2,500	(4)	—		$2.64	1/31/2023	—		$—
	2,500	(4)	—		$2.67	2/28/2023	—		$—
	1,371	(4)	—		$2.68	3/31/2023	—		$—
Edward Cox	—		—		$—	—	864	(5)	$2,290
	36,667	(5)	3,333	(5)	$5.25	5/16/2021	—		$—
	11,664	(3)	8,336	(3)	$3.23	3/5/2022	—		$—
	6,875	(2)	20,625	(2)	$2.04	12/18/2022	—		$—

(1)
Market values were determined by multiplying the number of shares granted by the closing market price of our Common Stock on the closing market price of Company stock at the end of the fiscal year ended December 31, 2013.

(2)
The options vest with respect to one-fourth of the underlying shares upon the first anniversary of the grant date, and with respect to the remaining shares monthly thereafter over the next three years.

(3)	The options vest with respect to one-third of the underlying shares upon the first anniversary of the grant date, and with respect to the remaining shares monthly thereafter over the next two years.

(4)	Options are fully vested as of the date of grant.

(5)	The options vest with respect to one-third of the underlying shares on January 31, 2012, and with respect to the remaining shares monthly thereafter over the next two years.

Option Exercises and Stock Vested
The following table sets forth the vesting in fiscal 2013 of shares of restricted stock or restricted stock units held by the Named Executive Officers, as well as the options exercised by our Named Executive Officers during fiscal 2013.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Richard W. Pascoe, Chief Executive Officer and Director	—	—	—	—
Steve Martin, Senior Vice President, Chief Financial Officer and Secretary	—	—	—	—
Randy Berholtz, Esq., former Executive Vice President, General Counsel and Secretary	—	—	2,404	$6,775
Edward Cox, Vice President of Commercial Development	—	—	3,453	$8,339

(1)	Amount represents the difference, if positive, between the fair value of the underlying common stock on the date of vesting and the exercise price of the award.
Pension Benefits
We do not have a defined benefit plan. Our Named Executive Officers did not participate in, or otherwise receive any special benefits under, any pension or defined benefit retirement plan sponsored by us during fiscal 2013.
Non-Qualified Deferred Compensation
During fiscal 2013, our Named Executive Officers did not contribute to, or earn any amount with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Equity Compensation Plan Information
The following table gives information as of December 31, 2013 about shares of our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,351,237	(1)	$3.10	3,244,012	(2)
Equity compensation plans not approved by security holders	—		—	—
Totals	2,351,237		$3.10	3,244,012

(1)
Consists of options outstanding as of December 31, 2013 under The NexMed Inc. Stock Option and Long Term Incentive Plan (the “Incentive Plan”) and The NexMed, Inc. 2006 Stock Incentive Plan (the “2006 Plan”).

(2)
Consists of 3,000,000 and 244,012 shares of Common Stock that remain available for future issuance, as of December 31, 2013, under the 2012 Stock Long Term Incentive Plan (the “2012 Plan”) and 2006 Plan, respectively.

DIRECTOR COMPENSATION
Commencing in fiscal 2012, each non-employee director was entitled to receive an annual retainer fee of $37,000 per year, payable in cash, with annual cash retainers for the chairs of our various Board Committees in the following amounts: $15,000 for Audit Committee, $12,000 for Compensation Committee and $8,000 for Corporate Governance/Nominating Committee. Additionally, non-chair members of these committees will receive annual cash retainers in the following amounts: $7,000 for

Audit Committee, $5,000 for Compensation Committee, $3,000 for Corporate Governance/Nominating Committee and an hourly rate of $200.00 per hour for service on the Ad Hoc Committee. The Chairman of the Board is also entitled to receive $22,500 per year, payable in cash.

Additionally, each non-employee director was entitled to receive an annual equity stock option grant of 16,000 shares of the Company’s common stock to vest in equal monthly amounts over a one-year period.

Below is a summary of the non-employee director compensation earned in fiscal 2013:
Non-Employee Director Compensation for 2013

Name	Cash Compensation	Option Grants(1)		Other Compensation	Total
Kleanthis G. Xanthopoulos, Ph.D.	$59,030	$19,728	(3)	-	$78,758
Leonard A. Oppenheim, Esq.	$56,520	$19,728	(3)	-	$76,248
Rusty Ray	$59,350	$19,728	(3)	-	$79,078
Deirdre Y. Gillespie, M.D. (4)	$45,420	$19,728	(3)	$49,990	$115,138
Paul V. Maier	$52,180	$19,728	(3)	-	$71,908
Henry J. Esber, Ph.D. (2)	-	-		$79,000	$79,000

(1)
This column reflects the aggregate grant date fair value of equity awards granted in 2013 and calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in the notes to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(2)
Dr. Esber resigned from our Board in January 2013 and did not receive any compensation for his services as a director in 2013. He has extensive experience relating to the Company's operations as a former member of the Company's Board of Director and as such, the Company engaged Dr. Esber as a consultant subsequent to his resignation.

(3)
The options vest with respect to one-twelfth of the underlying shares monthly, commencing with the first monthly vesting date of February 2, 2014, so that such options are fully vested on January 2, 2015.

(4)
Dr. Gillespie received additional compensation in 2013 for services provided as the leader of an Ad-Hoc Board Committee formed for the purpose of providing the Company with input and oversight on clinical and regulatory matters.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee Charter that has been adopted by the Board, a copy of which is available on the Company’s website at www.apricusbio.com. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by NASDAQ and applicable SEC rules.
The Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
The Audit Committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board. The Audit Committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters required by the applicable rules of the Public Company Accounting Oversight Board.
In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Submitted by the Audit Committee of the Board of Directors

Paul V. Maier (Chairman)
Leonard A. Oppenheim, Esq.
Rusty Ray

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review and Approval of Transactions with Related Persons
Our Board has adopted a written policy and procedures for review, approval and monitoring of transactions involving our Company and “related persons” (directors, executive officers and stockholders owning 5% or greater of our outstanding Common Stock and immediate family members of any of the foregoing). The policy covers any related person transaction that meets the minimum threshold for disclosure in our proxy statement under our policy addressing the relevant SEC rules (generally, transactions involving amounts exceeding the lesser of $120,000 in which a related person has a direct or indirect material interest). Related person transactions must be approved by the Board or by the Audit Committee of the Board consisting solely of independent directors, which will approve the transaction if they determine that it is in our best interests. The Board or Audit Committee will periodically monitor the transaction to ensure that there are no changes that would render it advisable for us to amend or terminate the transaction.
There were no material related party transactions entered into in 2013 and there were no material related person arrangements in place from previous years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership, as of March 21, 2014 (the "Reference Date"), of Common Stock by (a) each of our Named Executive Officers and current directors individually, (b) our current directors and executive officers as a group and (c) each holder of more than 5% of the Company’s outstanding common stock.
Beneficial ownership and percentage ownership are determined in accordance with the Rule 13d-3 of the Exchange Act. Under these rules, shares of common stock issuable under stock options or warrants that are exercisable within 60 days of the Reference Date are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrant(s), but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse.

Name and Address of Beneficial Owner (1)	Number of Shares	Percentage of
	Beneficially Owned	Class (%)(2)
Richard W. Pascoe (3)	305,000	*
Steve Martin (4)	331,866	*
Edward M. Cox (5)	220,465	*
Kleanthis G. Xanthopoulos, Ph.D. (6)	91,903	*
Leonard A. Oppenheim, Esq. (7)	94,115	*
Rusty Ray (8)	71,684	*
Deirdre Y. Gillespie, M.D. (9)	55,765	*
Paul V. Maier (10)	38,916	*
Wendell Wierenga, Ph.D.	—	—
Randy Berholtz, Esq. (11)	5,769	*
All current executive officers and directors as a group (nine persons) (12)	1,209,714	3.12%

*	Less than one percent.

(1)	Unless otherwise indicated, the address for each of our executive officers and directors is 11975 El Camino Real, Suite 300, San Diego, California, 92130.

(2)	Percentage ownership is calculated based on a total of 37,872,682 shares of Common Stock issued and outstanding as of the Reference Date.

(3)	Includes 262,500 shares issuable upon exercise of stock options and 17,500 shares issuable upon exercise of warrants exercisable within 60 days of the Reference Date.

(4)	Includes 301,866 shares issuable upon exercise of stock options and 10,000 shares issuable upon exercise of warrants exercisable within 60 days of the Reference Date.

(5)	Includes 61,923 shares issuable upon exercise of stock options exercisable within 60 days of the Reference Date.

(6)	Includes 48,668 shares issuable upon exercise of stock options and 6,250 upon vesting of restricted shares within 60 days of the Reference Date.

(7)	Includes 73,665 shares issuable upon exercise of stock options exercisable within 60 days of the Reference Date.

(8)	Includes 40,332 shares issuable upon exercise of stock options and 2,500 shares issuable upon exercise of warrants exercisable within 60 days of the Reference Date.

(9)	Includes 40,332 shares issuable upon exercise of stock options exercisable within 60 days of the Reference Date.

(10)	Includes 38,916 shares issuable upon exercise of stock options exercisable within 60 days of the Reference Date.

(11)
Based on a recent review of records available to the Company, we believe that Mr. Berholtz was the beneficial owner of 5,769 shares of Common Stock as of the date of his resignation from the Company on June 14, 2013. However, since Mr. Berholtz’s resignation as an officer of the Company, the Company has no subsequent records on his current holdings other than those related to the expiration of certain unexercised stock options. The address for Mr. Berholtz is c/o Innovus Pharmaceuticals, Inc., 9171 Town Centre Drive, Suite 440, La Jolla, CA 92122.

(12)
Includes 868,202 shares issuable upon exercise of stock options, 6,250 upon vesting of restricted shares and 30,000 shares issuable upon exercise of warrants, each respectively exercisable within 60 days of the Reference Date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who beneficially own greater than 10% of a registered class of its equity securities to file certain reports with the SEC with respect to ownership and changes in ownership of the Common Stock and our other equity securities.
To the Company’s knowledge, based solely on our review of the copies of such reports filed with the SEC, our officers, directors and greater than 10% stockholders timely complied with these Section 16(a) filing requirements during the fiscal year ended December 31, 2013.
STOCKHOLDER PROPOSALS
Stockholder proposals will be considered for inclusion in the Proxy Statement for the 2015 annual meeting in accordance with Rule 14a-8 under the Exchange Act, if they are received by the Company’s Secretary, on or before December 10, 2014.
Stockholders who intend to present a proposal or director nominee at the 2015 annual meeting of stockholders without inclusion of such proposal in our proxy materials for the 2015 annual meeting are required to provide notice of such proposal within the time periods and in the manner set forth in our bylaws and the Charter of the Corporate Governance/Nominating Committee, a copy of which is available on our corporate website at www.apricusbio.com. Proposals and director nominees must be submitted between 90 and 120 days prior to the anniversary of the mailing date of the proxy materials for the 2014 Annual Meeting, provided that if the date of the 2015 annual meeting is advanced by more than 30 days or delayed by more than 60 days, notice must be delivered within 10 days after announcement of the 2015 annual meeting date is first made. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
Proposals and notices of intention to present proposals at the 2015 annual meeting should be addressed to the Secretary of Apricus Biosciences, Inc., 11975 El Camino Real, Suite 300, San Diego, California, 92130.
DELIVERY OF PROXY MATERIALS
In some cases, only one copy of this Proxy Statement or our 2014 Annual Report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement or such Annual Report to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address who are receiving multiple copies of proxy statements or annual reports may also request delivery of a single copy. To request separate or multiple delivery of these materials now or in the future, a stockholder may submit a written request to Secretary of Apricus Biosciences, Inc., 11975 El Camino Real, Suite 300, San Diego, California, 92130 or an oral request at (858) 222-8041.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains the reports, proxy statements and other information we file electronically with the SEC. The address of the SEC website is http://www.sec.gov.

You may request, and we will provide at no cost, a copy of these filings, including any exhibits to such filings, by writing or telephoning us at the following address: Secretary of Apricus Biosciences, Inc., 11975 El Camino Real, Suite 300, San Diego, California, 92130 or an oral request at (858) 222-8041. You may also access these filings at our web site under the investor relations link at www.apricusbio.com.

OTHER MATTERS
The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.
It is important that proxies be returned promptly and that your shares are represented. Stockholders are urged to vote via the Internet (http/www.proxyvote.com), by telephone (1-800-690-6903) or by executing and promptly returning the accompanying proxy card in the enclosed envelope.
By Order of the Board of Directors,

Steve Martin
Secretary
April 7, 2014
San Diego, California

ANNEX A
COMPARISON OF RIGHTS
Certain differences exist between the corporate statutes of Nevada and Delaware. The most significant differences, in the judgment of the management of the Company, are summarized below. This summary is not intended to be complete, and stockholders should refer to the NRS and the DGCL to understand how these laws apply to Apricus Nevada and Apricus Delaware. This summary is not intended to be complete, and is qualified by reference to the full text of, and decisions interpreting, Delaware law and Nevada law.
Dividends and Other Distributions
Nevada law prohibits distributions to stockholders when the distributions would (i) render the corporation unable to pay its debts as they become due in the usual course of business and (ii) render the corporation’s total assets less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.
In comparison, Section 170 of the DGCL permits the directors of a corporation, subject to any restrictions contained in its certificate of incorporation, to declare and pay dividends upon the shares of its capital stock, either (1) out of its surplus, as computed in accordance with the DGCL, or (2) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. But such dividends cannot be declared out of net profits if the capital of the corporation has diminished by depreciation in the value of its property, or by losses or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.
Section 78.300 of the Nevada Revised Statutes imposes on any director under whose administration distributions are declared in violation of the foregoing provision, personal liability to a corporation’s creditors in the event of its dissolution or insolvency, up to the full amount of the unlawful distribution, for a period of 3 years following a dividend declaration, unless such director’s dissent was recorded in the minutes of the proceedings approving the distribution.
Section 174 of the DGCL also imposes on any director under whose administration distributions are declared in violation of the foregoing provision, personal liability to a corporation’s creditors in the event of its dissolution or insolvency, up to the full amount of the unlawful distribution, for a period of 6 years following a dividend declaration, unless such director’s dissent was recorded in the minutes of the proceedings approving the distribution.
Removal of Directors
Under Nevada law, any one or all of the directors of a corporation may be removed, with or without cause, by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock.
The DGCL permits holders of a majority of shares of a corporation without a classified board then entitled to vote in an election of directors to remove directors, with or without cause. Directors serving on a classified board may only be removed for cause. Both Apricus Nevada and Apricus Delaware provide for a classified board.
Limitation of Liability
A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. Our current Certificate of Incorporation currently limits the liability of its directors to the fullest extent permitted by law.

Under Nevada law, unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or office unless it is proven that: (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Indemnification
Delaware Law:

Under the DGCL, the indemnification of directors and officers is authorized to cover judgments, amounts paid in settlement, and expenses arising out of non-derivative actions where the director or officer acted in good faith and in or not opposed to the best interests of the corporation, and, in criminal cases, where the director or officer had no reasonable cause to believe that his or her conduct was unlawful. Unless limited or denied by the corporation’s certificate of incorporation, indemnification is required to the extent of a director’s or officer’s successful defense. Additionally, under the DGCL, a corporation may reimburse directors and officers for expenses incurred in a derivative action.

However, we have included undertakings in various registration statements filed with the Securities and Exchange Commission that in the event a claim for indemnification is asserted by a director or officer relating to liabilities under the Exchange Act, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification would be against public policy and will be governed by any final adjudication of such issue.
Nevada Law:

In suits that are not brought by or in the right of the corporation, Nevada law permits a corporation to indemnify directors, officers, employees and agents for attorney’s fees and other expenses, judgments and amounts paid in settlement. The person seeking indemnity may recover as long as he acted in good faith and believed his actions were either in the best interests of or not opposed to the best interests of the corporation. Similarly, the person seeking indemnification must not have had any reason to believe his conduct was unlawful.

In derivative suits, a corporation may indemnify its agents for expenses that the person actually and reasonably incurred. A corporation may not indemnify a person if the person was adjudged to be liable to the corporation unless a court otherwise orders.
No corporation may indemnify a party unless it makes a determination, through its stockholders, directors or independent counsel, that the indemnification is proper.
Apricus Nevada’s Articles of Incorporation currently indemnify its officers and directors to the fullest extent permitted by Nevada law.
Apricus Delaware, as successor to Apricus Nevada in the Reincorporation, will abide by any undertakings made by the Company in registration statements or reports filed with the Securities and Exchange Commission that in the event a claim for indemnification is asserted by a director or officer relating to liabilities under the Exchange Act, Apricus Delaware will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification would be against public policy and will be governed by any final adjudication of such issue.
Increasing or Decreasing Authorized Shares
Nevada law allows the board of directors of a corporation, unless restricted by the articles of incorporation, to increase or decrease the number of authorized shares in the class or series of the corporation’s shares and correspondingly effect a forward or reverse split of any such class or series of the corporation’s shares without a vote of the stockholders, so long as the action taken does not change or alter any right or preference of the stockholder and does not include any provision or provisions pursuant to which only money will be paid or script issued to stockholders who hold 10% or more of the outstanding shares of the affected class and series, and who would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares.
Delaware law contains no such similar provision.

Corporate Opportunity

Delaware law provides that contracts or transactions between a corporation and one or more of its officers or directors or an entity in which they have an interest is not void or voidable solely because of such interest or the participation of the director or officer in a meeting of the board or a committee which authorizes the contract or transaction if: (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board or the committee, and the board or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of disinterested directors; (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.

Under Nevada law, a director breaches her duty of loyalty to the corporation if the director takes a business opportunity that is within the scope of the corporation’s potential business for himself or presents it to another party without first giving the corporation an opportunity to fairly consider the business opportunity. All such opportunities should be presented first to the corporation and fully considered.

However, a contract or other transaction is not void or voidable solely because the contract or transaction is between a Nevada corporation and its director if the fact of financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote of the interested director, and the contract or transaction is fair as to the corporation at the time it is authorized.

Interested Stockholder Combinations

Delaware:

Delaware has a business combination statute, set forth in Section 203 of the DGCL, which provides that any person who acquires 15% or more of a corporation’s voting stock (thereby becoming an “interested stockholder”) may not engage in certain “business combinations” with the target corporation for a period of three years following the time the person became an interested stockholder, unless (i) the board of directors of the corporation has approved, prior to the interested stockholder’s acquisition of stock, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% of the corporation’s voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

For purposes of determining whether a person is the “owner” of 15% or more of a corporation’s voting stock for purposes of Section 203 of the DGCL, ownership is defined broadly to include the right, directly or indirectly, to acquire the stock or to control the voting or disposition of the stock. A business combination is also defined broadly to include (i) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested stockholder, (ii) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries, (iii) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested stockholder, and (iv) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits.

These restrictions placed on interested stockholders by Section 203 of the DGCL do not apply under certain circumstances, including, but not limited to, the following: (i) if the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by Section 203 or (ii) if the corporation, by action of its stockholders, adopts an amendment to its bylaws or certificate of incorporation expressly electing not to be governed by Section 203, provided that such an amendment is approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote and that such an amendment will not be effective until 12 months after its adoption (except for limited circumstances where effectiveness will occur immediately) and will not apply to any business combination with a person who became an interested stockholder at or prior to such adoption.

Nevada:

Section 78.438 of the Nevada Revised Statutes prohibits a Nevada corporation from engaging in any business combination with any interested stockholder (any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons) for a period of two years following the date that the stockholder became an interested stockholder, unless prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Section 78.439 provides that business combinations after the two year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless approved by the corporation’s directors or other stockholders or unless the price and terms of the transaction meet the criteria set forth in the statute.

Control Share Acquisitions

Delaware’s control share acquisition statute generally provides that shares acquired in a “control share acquisition” will not possess any voting rights unless either the board of directors approves the acquisition or such voting rights are approved by a majority of the corporation’s voting shares, excluding interested shares. Interested shares are those held by a corporation’s officers and inside directors and by the acquiring party. A “control share acquisition” is an acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding “control shares” of a publicly held Delaware corporation. “Control shares” are shares that, except for Delaware’s control share acquisition statute, would have voting power that, when added to all other shares that can be voted by the acquiring party, would entitle the acquiring party, immediately after the acquisition of such shares, directly or indirectly, to exercise voting power in the election of directors within any of the following ranges: (1) at least 20% but less than 33 1/3% of all voting power; (2) at least 33 1/3% but less than a majority of all voting power; or (3) a majority or more of all voting power.

Sections 78.378 through 78.3793 of the Nevada Revised Statutes limit the voting rights of certain acquired shares in a corporation. The provisions generally apply to any acquisition of outstanding voting securities of a Nevada corporation that has 200 or more stockholders, at least 100 of which are Nevada residents, and conducts business in Nevada (an “issuing corporation”) resulting in ownership of one of the following categories of an issuing corporation's then outstanding voting securities: (i) 20% or more but less than 23%; (ii) 23% or more but less than 50%; or (iii) 50% or more. The securities acquired in such acquisition are denied voting rights unless a majority of the security holders approve the granting of such voting rights. Unless an issuing corporation’s articles of incorporation or bylaws then in effect provide otherwise: (i) voting securities acquired are also redeemable in part or in whole by an issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to an issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person's securities, and (ii) if outstanding securities and the security holders grant voting rights to such acquiring person, then any security holder who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities.

Preferred Stock

Section 242 of the DGCL provides that after a corporation has issued classes or series of preferred stock, the designation of the class or series, the number of the class or series and the voting powers, designations, preferences, limitations, restrictions and relative rights of the class or series may be amended by a resolution of the board of directors and the proposed amendment adopted by the board of directors must be approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power.

Section 78.1955 of the Nevada Revised Statutes provides that if shares of a class or series of stock established by a resolution of the board of directors have been issued, the designation of the class or series, the number of the class or series and the voting powers, designations, preferences, limitations, restrictions and relative rights of the class or series may be amended by a resolution of the board of directors and the proposed amendment adopted by the board of directors must be approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power.

ANNEX B
FORM OF CERTIFICATE OF INCORPORATION
OF
APRICUS BIOSCIENCES, INC.

ARTICLE 1
The name of this Corporation is Apricus Biosciences, Inc. (the "Corporation").
ARTICLE 2
The address of the registered office of the Corporation in the State of Delaware is [_______________________]. The name of the registered agent of the Corporation at that address is [Corporation Service Company.]
ARTICLE 3
The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").
ARTICLE 4
4.1.    The total number of all classes of stock which the Corporation shall have authority to issue is eighty five million (85,000,000), consisting of seventy five million (75,000,000) of common stock, par value one-tenth of one cent ($0.001) per share (the "Common Stock"), and ten million (10,000,000) shares of preferred stock, par value one-tenth of one cent ($0.001) per share (the "Preferred Stock").
4.2.    The Board of Directors of the Corporation (the "Board of Directors") may divide the Preferred Stock into any number of series. The Board of Directors shall fix the designation and number of shares of each such series. The Board of Directors may determine and alter the rights, powers, preferences and privileges, and qualifications, restrictions and limitations thereof, including, but not limited to, voting rights, granted to and imposed upon any wholly unissued series of the Preferred Stock. The Board of Directors (within the limits and restrictions of any resolutions adopted originally fixing the number of shares of any series) may increase or decrease the number of shares of that series; provided, that no such decrease shall reduce the number of shares of such series to a number less than the number of shares of such series then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issues by the Corporation convertible into shares of such series.
ARTICLE 5
5.1.    To the fullest extent that the DGCL or any other law of the State of Delaware (as they exist on the date hereof or as they may hereafter be amended) permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to, or modification or repeal of, this Article 5.1 shall adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.
5.2.    The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation or is serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer. The indemnification of directors and officers by the Corporation shall be to the fullest extent authorized or permitted by applicable law, as such law exists or may hereafter be amended (but only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to the amendment). The indemnification of directors and officers shall be against all loss, liability and expense (including attorneys fees, costs, damages, judgments, fines, amounts paid in settlement and ERISA excise taxes or penalties) actually and reasonably incurred by or on behalf of a director or officer in connection with such action, suit or proceeding, including any appeal; provided, however, that with respect to any action, suit or proceeding initiated by a director or officer, the Corporation shall indemnify such director or officer only if the action, suit or proceeding was authorized by the Board of Directors of the Corporation, except with respect to a suit for the enforcement of rights to indemnification or advancement of expenses. Additional rights to indemnification and responsibilities of the Corporation to directors and officers shall be further described in the bylaws.
5.3.    Any repeal or modification of this Article 5 by the stockholders of the Corporation or by an amendment to the DGCL shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring either before such repeal or modification of a person serving as a director prior to or at the time of such repeal or modification.
ARTICLE 6
The name and the mailing address of the incorporator are as follows:

Name:	Mailing Address:
[ ]	Apricus Biosciences, Inc. 11975 El Camino Real, Suite 300 San Diego, CA 92130
ARTICLE 7
7.1    The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III as nearly equal in number as reasonably possible, with any overage allocated in the discretion of the Board of Directors. The number of directors may from time to time be increased or decreased by resolution of the Board of Directors, provided that the number of directors shall not be reduced to less than three. The initial Class II Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the filing of this Certificate of Incorporation; the initial Class I Directors shall serve for a term expiring at the second annual meeting of stockholders following the filing of this Certificate of Incorporation; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the filing of this Certificate of Incorporation. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II and Class III at the time such classification becomes effective. Each director in each class shall hold office until his or her successor is duly elected and qualified. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified.

7.2    Subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board (defined below).

7.3    Subject to the rights of holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

7.4    Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the President or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships.

7.5    Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

7.6    Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least fifty percent (50%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE 8
The Board of Directors is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the Board of Directors shall require the approval of the majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least fifty percent (50%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt amend or repeal any provision of the bylaws of the Corporation.

ARTICLE 9
The Corporation reserves the right to amend or repeal this Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate of Incorporation, and in addition to any other vote of holders of voting stock that is required by this Certificate of Incorporation or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than sixty-six and two-thirds (66 2/3%) of the voting power of all then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal any provision of Article 5, Article 7, Article 8 or Article 9 of this Certificate of Incorporation.
ARTICLE 10
In the event of a conflict between the terms of these Amended and Restated Articles of Incorporation and the By-Laws of the Corporation, the terms and provisions of these Amended and Restated Articles of Incorporation shall govern.
IN WITNESS WHEREOF, the undersigned sole incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand this ___ day of _________,200_.
__________________________________                                            Name:

ANNEX C

FORM OF DELAWARE BYLAWS

OF
APRICUS BIOSCIENCES, INC.
a Delaware corporation
(the “Corporation”)
ARTICLE I
Stockholders

Section 1.1Annual Meeting. The annual meeting of stockholders (any such meeting being referred to in these Bylaws as an “Annual Meeting”) shall be held at the hour, date and place within or without the United States which is fixed by the Board of Directors, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no Annual Meeting has been held for a period of thirteen months after the Corporation’s last Annual Meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these Bylaws or otherwise, all the force and effect of an Annual Meeting. Any and all references hereafter in these Bylaws to an Annual Meeting or Annual Meetings also shall be deemed to refer to any special meeting (s) in lieu thereof.
Section 1.2     Notice of Stockholder Business and Nominations.
(a)Annual Meetings of Stockholders.

(1)Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be brought before an Annual Meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this Bylaw as to such nomination or business. For the avoidance of doubt, for a stockholder to bring nominations or business before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), such stockholder must comply with the notice and other procedures set forth in Article I, Section 2 of this Bylaw and this shall be the exclusive means for a stockholder to bring such nominations or business properly before an Annual Meeting. In addition to the other requirements set forth in this Bylaw, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law.

(2)For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (ii) of Article I, Section 2(a)(1) of this Bylaw, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this Bylaw and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement required by this Bylaw. To be timely, a stockholder’s written notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such stockholder’s Timely Notice shall set forth:

(A)as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(B)as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder and the beneficial owner(s), if any, on whose behalf the proposal is made, and the names and addresses of other stockholders (including beneficial owners) known by the stockholder proposing such business to support such proposal, and the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s);

(C)as to the stockholder giving the notice and the beneficial owner(s), if any, on whose behalf the nomination or proposal is made: (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner(s); (ii)(a) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such stockholder and any such beneficial owner (s) including any shares of any class or series of capital stock of the Corporation as to which such stockholder and/or beneficial owner has a right to acquire beneficial ownership at any time in the future, (b) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such stockholder and/or any such beneficial owner(s) during the previous 12 month period, the purpose or effect of which is to give such stockholder and/or any such beneficial owner(s) economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such derivative, swap or other transaction provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of shares of any class or series of capital stock of the Corporation (“Synthetic Equity Interests”) and such disclosure shall identify the counterparty to each such Synthetic Equity Interest and shall include, for each such Synthetic Equity Interest, whether or not (x) such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such stockholder and/or any such beneficial owner(s), (y) such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) such stockholder, any such beneficial owner(s) and/or, to their knowledge, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder and/or any such beneficial owner(s) has or shares a right to vote any shares of any class or series of capital stock of the Corporation, (d) any agreement, arrangement, understanding or relationship (which disclosure shall identify the counterparty thereto), including any hedge, repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder and/or any such beneficial owner(s), the purpose or effect of which is to mitigate loss to, reduce the economic risk of shares of any class or series of capital stock of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder and/or any such beneficial owner(s) with respect to the shares of any class or series of capital stock of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the value of the shares of any class or series of capital stock of the Corporation (“Short Interests”), (e) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation owned beneficially by such stockholder and/or any such beneficial owner(s) that are separated or separable from the underlying shares of the Corporation, (f) any performance-related fees (other than an asset based fee) that such stockholder and/or any such beneficial owner(s) is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation, any Synthetic Equity Interests or Short Interests, if any (the disclosures to be made pursuant to the foregoing clauses (a) through (f) are referred to, collectively, as “Material Ownership Interests”); and (iii) a description of all arrangements or understanding among such stockholder and/or any such beneficial owner(s) and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) or other business proposals are to be made; and

(D)a statement whether or not the stockholder giving the notice and/or the beneficial owner(s), if any, on whose behalf the nomination or proposal is made, will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such stockholder or beneficial owner(s) to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “Solicitation Statement”).

(3)A stockholder providing Timely Notice of nominations or business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this By-law shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting.

(4)Notwithstanding anything in the second sentence of Article I, Section 2(a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 85 days prior to the first anniversary of the preceding year’s Annual Meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)General.

(1)Only such persons who are nominated in accordance with the provisions of this Bylaw shall be eligible for election and to serve as directors and only such business shall be conducted at an Annual Meeting as shall have been brought before the meeting in accordance with the provisions of this Bylaw. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Bylaw. If neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of this Bylaw, the presiding officer of the Annual Meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of this Bylaw. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of this Bylaw, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting.

(2)Except as otherwise required by law, nothing in this Section 2 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director submitted by a stockholder.

(3)Notwithstanding the foregoing provisions of this Section 2, if the stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding the proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2, to be considered a qualified representative of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of the stockholder.

(4)For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and (b) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended.

(5)Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to have proposals included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule) under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an Annual Meeting.

Section 1.3.    Special Meetings. Except as otherwise required by statute, special meetings of the stockholders of the Corporation may be called at any time by any of the following persons: (i) the chairman of the board, (ii) the president and chief executive officer or (iii) the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships.

Section 1.4.    Notice of Meetings; Adjournments. A notice of each Annual Meeting stating the hour, date and place, if any, of such Annual Meeting shall be given not less than ten (10) days nor more than sixty (60) days before the Annual Meeting, to each stockholder entitled to vote thereat by delivering such notice to such stockholder or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books, by facsimile, email, posting on an electronic network or any other similar electronic method. Upon mailing, service of the notice shall be complete, and the time of the notice shall begin to run from the date upon which the notice was deposited in the mail; upon delivery electronically, service of notice shall be complete, and the time of the notice shall begin to run from the date upon which the notice was sent electronically.

Notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the notice of all special meetings shall state the purpose or purposes for which the meeting has been called. Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a waiver of notice is executed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.
The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I of these Bylaws or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under Section 2 of this Article I of these Bylaws.
When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place, if any, to which the meeting is adjourned and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the “Certificate”) or these Bylaws, is entitled to such notice.
Section 1.5.    Quorum. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 4 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, even if stockholders withdraw their shares in such number that less than a quorum remain.

Section 1.6.    Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Corporation at the close of business on the record date, unless otherwise provided by law or by the Certificate. Stockholders may vote either (i) in person, (ii) by written proxy or (iii) by a transmission permitted by § 212(c) of the Delaware General Corporation Law (“DGCL“). Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by § 212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them.

Section 1.7.    Action at Meeting. Except where a larger vote is required by law, by the Certificate or by these Bylaws, when a quorum is present at any meeting of stockholders, any matter before any such meeting shall be decided by a majority of the shares present and entitled to vote on such matter. Notwithstanding the foregoing, each director shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of clarity, it is stated that the provisions of the foregoing sentence do not apply to vacancies and newly created directorships filled by a vote of the Board of Directors under Article II, Section 4 of these Bylaws. For purposes of this Section, a majority of the votes cast means that the number of shares voted ‘for’ a director must exceed 50% of the votes cast with respect to that director. If a nominee who already serves as a director is not reelected, the director shall offer to tender his or her resignation to the Board of Directors. The Corporate Governance Committee will then make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board of Directors’ decision with respect to his or her offer to tender resignation.

Section 1.8.    Stockholder Lists. The Secretary or an Assistant Secretary (or the Corporation’s transfer agent or other person authorized by these Bylaws or by law) shall prepare and make, at least 10 days before every Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for a period of at least ten (10) days prior to the meeting in the manner provided by law. The list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.

Section 1.9.    Presiding Officer. The Chairman of the Board, if one is elected, or if not elected or in his or her absence, the President, shall preside at all Annual Meetings or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 4 and 5 of this Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

Section 1.10.    Inspectors of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

ARTICLE II
Directors

Section 2.1.    Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Certificate or required by law. The Board of Directors shall have the power to make, modify, amend, or repeal these Bylaws. The Board of Directors may, as it deems proper, adopt rules, regulations and policies for the conduct of their meetings and the management of the Corporation.

Section 2.2.    Number, Election and Term of Office. The number of directors of the Corporation shall not be less than three nor more than nine until changed by a bylaw amending this Section 2 duly adopted by the Board of Directors or the stockholders of the Corporation. The exact number of directors shall be fixed from time to time within the limits specified in this Section 2 solely and exclusively by resolution duly adopted from time to time by the Board of Directors. All directors, including directors elected to fill vacancies, shall hold office until the expiration of the term for which elected and until their successors are elected and qualified, except in the case of death, resignation or removal of any director. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

Section 2.3.    Qualification. No director need be a stockholder of the Corporation.

Section 2.4.    Vacancies. Vacancies in the Board of Directors, including those resulting from any increase in the authorized number of directors or from death, resignation, disqualification, retirement or removal of a director, may be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Each director so elected shall hold office for a term expiring at the next annual meeting of stockholders and when their successors are elected or appointed, at which the term of the class to which he or she has been elected expires, or until his or her earlier resignation or removal. When the number of directors is increased or decreased, the Board of Directors shall, subject to Article 7 of the Certificate, determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

Section 2.5.    Removal. Directors may be removed from office only with cause, by the holders of not less than two-thirds of the shares then entitled to vote at an election of directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal will be considered at the meeting.

Section 2.6.    Resignation. A director may resign at any time by giving written notice (or notice by electronic transmission) to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon its acceptance by the Board of Directors; provided, however that if the Board of Directors has not acted thereon within ten (10) days from the date of its delivery, the resignation shall upon the tenth (10th) day be deemed accepted.

Section 2.7.    Regular Meetings. The regular annual meeting of the Board of Directors shall be held, without notice other than this Section 7, on the same date and at the same place as the Annual Meeting following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine and publicize by means of reasonable notice given to any director who is not present at the meeting at which such resolution is adopted.

Section 2.8.    Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by the Chairman of the Board, if one is elected, by the President, or by one-third (1/3) of the Board of Directors. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

Section 2.9.    Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if faxed or emailed, or when delivered to the telegraph company if sent by telegram.

A written waiver of notice signed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting; a written waiver of notice may be delivered by electronic transmission, including by email or facsimile. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 2.10.    Quorum. At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, provided, that less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, and adjourned, without further notice. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this Section, the total number of directors includes any unfilled vacancies on the Board of Directors.

Section 2.11.    Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, each director shall have one (1) vote, and the vote of a majority of the directors present shall constitute action by the Board of Directors, unless otherwise required by law, by the Certificate or by these Bylaws.

Section 2.12.    Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a resolution of the Board of Directors for all purposes.

Section 2.13.    Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

Section 2.14.    Committees. The Board of Directors may elect one or more committees, including, without limitation, an audit committee, a compensation committee, a corporate governance and nominating committee, an executive committee and a science committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors.

Section 2.15.    Compensation of Directors. By resolution of the Board of Directors, the directors may be reimbursed their expenses, if any, incurred in connection with attendance at each meeting of the Board of Directors, and may be paid either (i) a fixed sum for attendance in addition to such reimbursed amount at each meeting of the Board of Directors or (ii) a stated salary as director. No payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE III
Officers

Section 3.1.    Enumeration. The officers of the Corporation shall be a President and Chief Executive Officer, Vice President, Secretary, Chief Financial Officer and Treasurer. The Corporation may also have, at the discretion of the Board of Directors, one or more vice presidents, one or more assistant secretaries, one or more assistant chief financial officers and such other officers as may be appointed in accordance with the provisions of Section 13 below.

Section 3.2.    Election. At the regular annual meeting of the Board of Directors following the Annual Meeting, the Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

Section 3.3.    Qualification. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time.

Section 3.4.    Tenure. Except as otherwise provided by the Certificate or by these Bylaws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next Annual Meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 3.5.    Resignation. Any officer may resign by delivering his or her written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 3.6.    Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not by itself create any contract rights for such officer or agent. Any such removal shall require a majority vote of the Board of Directors, exclusive of such officer or agent being removed if such person is also a director.

Section 3.7.    Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

Section 3.8.    Vacancies. Any vacancy in any office, whether due to death, resignation, removal, disqualification or otherwise, may be filled for the unexpired portion of the term by the Board of Directors.

Section 3.9.    President and Chief Executive Officer. If the Corporation does not have a Chief Executive Officer, the President shall also be the chief executive officer of the Corporation. The President shall preside at all meetings of the stockholders and, in the absence of the Chair of the Board, at meetings of the Board of Directors. The President shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the Corporation and over its several officers. The President may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws.

Section 3.10.    Vice President. Each Vice President shall have such powers and perform such duties as may be assigned to such Vice President by the Board of Directors or the President. In the absence or disability of the President, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President. In the event there is more than one (1) Vice President and the Board of Directors has not designated which Vice President is to act as President, then the Vice President who was elected as Vice President first shall act as President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his or her duties.

Section 3.11.    Secretary and Assistant Secretary.

(c)The Secretary shall record, or cause to be recorded, and keep, or cause to be kept, at the principal executive office of the Corporation and such other place as the Board of Directors may order, a book of the minutes of actions taken at all meetings of directors and stockholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at directors meetings, the number of shares present or represented by proxy at stockholders meetings and the proceedings thereof. To the extent ordered by the Board of Directors, the Secretary shall also keep the minutes of meetings of all committees.

(d)The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

(e)The Secretary shall give, or cause to be given, notice of all meetings of shareholders and the Board of Directors required by these Bylaws or by law to be given, shall keep the corporate seal of the Corporation in safe custody, may sign or execute contracts with the President or a Vice President thereunto authorized in the name of the Company and affix the seal of the Corporation thereto, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

(f)The Assistant Secretary, if there shall be such an officer, or, if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 3.12.    Chief Financial Officer/Treasurer and Assistant Treasurers.

(g)The Chief Financial Officer shall be the principal financial officer and treasurer of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

(h)The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, render to the President and Chief Executive Officer and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation and have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

(i)The Assistant Chief Financial Officer, if there shall be such an officer, or, if there shall be more than one, the assistant chief financial officers in the order determined by the Board of Directors (or, if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 3.13.    Other Powers and Duties. Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

Section 3.14.    Salaries. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers of agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that such officer is also a director.

ARTICLE IV
Capital Stock

Section 4.1.    Certificates of Stock; Issuance. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. The shares of the Corporation may be represented by certificates or uncertificated. If certificated, each certificate shall be signed by the President or the Vice President, and by the Secretary or an Assistant Secretary. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. Notwithstanding anything to the contrary provided in these Bylaws, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these Bylaws the Board of Directors has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance, or subsequent transfer.

Section 4.2.    Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock that are represented by a certificate may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Shares of stock that are not represented by a certificate may be transferred on the books of the Corporation by submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may require.

Section 4.3.    Record Holders. The Corporation shall be entitled to treat the stockholder of record of any share or shares of stock as the holder in fact of such shares, with any and all the rights and powers incident to the ownership of such stock at any such meeting, including, without limitation, the power and authority to execute and deliver proxies and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock, and the Corporation shall not be bound or obligated to recognize any equitable or other claim by any other any other person or entity with respect to such shares.

Section 4.4.    Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4.5.    Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe. The Board of Directors may require the owner of such a certificate, or such owner’s legal representative, to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation and its transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

Section 4.6.    Direct Registration System Eligibility. Notwithstanding anything to the contrary in this Article VII, or in these Bylaws generally, shares of the Corporation shall be entered on the books of the Corporation with all information necessary to comply with the direct registration system requirements established by any stock exchange on which the Corporation’s shares are listed. The terms “books of the Corporation” or “stock transfer books of the Corporation”, as used in these Bylaws, shall mean the books and records of the Corporation as maintained by the Corporation, and shall not mean the books or records of any third party, including, without limitation, any transfer agent, broker-agent or any entity that serves as the Corporation’s direct registration system facility.

ARTICLE V
Indemnification

Section 5.1.    Definitions. For purposes of this Article:

a.“Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

b.“Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;

c.“Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

d.“Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

e.“Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

f.“Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

g.“Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board of Directors of the Corporation.

h.“Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

i.“Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

Section 5.2.    Indemnification of Directors and Officers.

a.Subject to the operation of Section 4 of this Article V of these Bylaws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) and to the extent authorized in this Section 2.

i.Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

ii.Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification shall be made under this Section 2(a)(2) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deem proper.

iii.Survival of Rights. Indemnification pursuant to this Section 5.2(3) shall continue as to an Indemnitee who has ceased to be a Director or Officer of the Corporation or a Director, Officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

iv.Actions by Directors or Officers. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized in advance by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce an Officer or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.

Section 5.3.    Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article V of these Bylaws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board of Directors of the Corporation.

Section 5.4.    Good Faith. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

Section 5.5.    Advancement of Expenses to Directors Prior to Final Disposition.

a.The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding was (i) authorized by the Board of Directors of the Corporation, or (ii) brought to enforce Director’s rights to indemnification or advancement of Expenses under these Bylaws.

b.If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty (30) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

c.In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

Section 5.6.    Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

a.The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

b.In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

Section 5.7.    Contractual Nature of Rights.

a.The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, and may be modified as to any Director or Officer only with that person’s consent or as specifically provided in this Section 5.7. Further, any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

b.If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within 60 days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

c.In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

Section 5.8.    Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

Section 5.9.    Insurance. The Corporation may purchase and maintain insurance, or make other arrangements at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

Section 5.10.    Other Indemnification. The Corporation’s obligation, if any, to indemnify any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise.

ARTICLE VI
Miscellaneous Provisions

Section 6.1.    Fiscal Year. The fiscal year of the Corporation shall be fixed and may be varied by resolution of the Board of Directors.

Section 6.2.    Seal. The Corporation need not adopt a corporate seal, however the Board of Directors shall have power to adopt and alter the seal of the Corporation. If a seal is adopted, the seal shall be in the form of a circle and shall bear the name of the Corporation and the year of its incorporation.

Section 6.3.    Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or Executive Committee may authorize.

Section 6.4.    Voting of Securities. Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

Section 6.5.    Registered Agent. The Board of Directors may appoint a registered agent upon whom legal process may be served in any action or proceeding against the Corporation.

Section 6.6.    Corporate Records. The original or attested copies of the Certificate, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

Section 6.7.    Certificate. All references in these Bylaws to the Certificate shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

Section 6.8.    Dividends. The Board of Directors may, at any regular or special meeting, declare dividends in accordance with the applicable provisions of the DGCL.

Section 6.9.    Amendment of Bylaws.

a.Amendment by Directors. Except as provided otherwise by law, the Board of Directors may amend or repeal these Bylaws, and may adopt new bylaws by the affirmative vote of a majority of the directors then in office.

b.Amendment by Stockholders. These Bylaws may be amended or repealed at any Annual Meeting, or special meeting of stockholders called for such purpose, by the affirmative vote of a majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by the Certificate, these Bylaws, or other applicable law.

Section 6.10.    Contracts, Loans, Checks and Deposits.

a.Contracts. The Board of Directors may authorize any officer(s) or agent(s) to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

b.Loans. No loan or advances shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation except in the ordinary course of business or unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

c.Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or agent authorized by the Board of Directors to do so.

d.Checks and Drafts. All notes, drafts, acceptances, checks, endorsements and evidence of indebtedness of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors may from time to time determine.

e.Bonds and Debentures. Every bond or debenture issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by any authorized officer of the Corporation where such bond or debenture is authenticated with the manual signature of an authorized officer of the Corporation or other Trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation’s officers named thereon may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

Section 6.11.    Notices. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 6.12.    Waivers. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the legality of that meeting.

Section 6.13.    Exclusive Jurisdiction of Certain Actions.

a.Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine will be a state or federal court located within the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation will be deemed to have notice of and consented to the provisions of this Section 6.13.

b.If any Foreign Action (defined below) is filed in the name of any stockholder of the Corporation, such stockholder will be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce 6.13(a) above (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such Stockholder. “Foreign Action” means any action the subject matter of which is within the scope of Section 6.13(a) that is filed in a court other than a court located within the State of Delaware.

Section 6.14.    Reimbursement of Certain Fees and Expenses. Any court or other tribunal adjudicating an Enforcement Action pursuant to Section 6.13 shall, upon the resolution of such matter, have the right (but not the obligation) to award the prevailing party (as determined by such court or tribunal) reimbursement of its reasonable fees and expenses, including reasonable attorneys’ fees and costs.

Adopted: ______________________

[FORM OF PROXY-FRONT SIDE OF TOP PORTION]
You are cordially invited to attend our
2014 Annual Meeting of Stockholders,
to be held at the DoubleTree by Hilton Del Mar
11915 El Camino Real, San Diego, California 92130
at 8:00 a.m., local time, on Thursday, May 15, 2014.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, Proxy Card and Form 10-K are available at www.proxyvote.com.

[FORM OF PROXY-REVERSE SIDE OF TOP PORTION]

PROXY	PROXY
APRICUS BIOSCIENCES, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoint(s) Steve Martin, the lawful attorney and proxy of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders of Apricus Biosciences, Inc. to be held at the DoubleTree by Hilton Del Mar, 11915 El Camino Real, San Diego, California 92130 on Thursday, May 15, 2014 at 8:00 a.m., local time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.
In accordance with his discretion, said attorney and proxy is authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy, which may properly come before the meeting.
This proxy when properly executed will be voted in the manner described herein by the undersigned stockholder. If no instructions are given, the shares will be voted FOR the election of the nominees for directors named on the reverse side and FOR Proposal Nos. 2, 3 and 4. Any prior proxy is hereby revoked.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side

The Board of Directors recommends a vote FOR the election of the nominees for directors named below and FOR Proposal Nos. 2, 3 and 4.
PROPOSAL NO. 1: Election of Class III Directors

Class III Directors
1) Rusty Ray
2) Wendell Wierenga, Ph.D.

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
PROPOSAL NO. 2: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

FOR	AGAINST	ABSTAIN
PROPOSAL NO. 3: To approve the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

FOR	AGAINST	ABSTAIN
PROPOSAL NO. 4: To approve a change to the Company's corporate domicile from Nevada to Delaware.

FOR	AGAINST	ABSTAIN

For address changes and/or comments, please check this box and write them on the back where indicated.

Please sign exactly as your name(s) appear(s) hereon.
When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date
FORM OF PROXY DETACHABLE PROXY CARD
APRICUS BIOSCIENCES, INC.
11975 El Camino Real, Suite 300
San Diego, CA 92130
There are three ways to vote your Proxy.
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE – TOLL FREE – 1-800-690-6903 – QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 P.M Eastern Time on Monday, May 12, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET – www.proxyvote.com – QUICK *** EASY *** IMMEDIATE

•
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Monday, May 12, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Apricus Biosciences, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
If you vote by Phone or Internet, please do not mail your Proxy Card.
Please detach here